As filed with the Securities and Exchange Commission on May 18, 2001
                                                  Registration No. 333-
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      -------------------------------

                                  FORM S-1
                           REGISTRATION STATEMENT
                      Under the Securities Act of 1933
                      -------------------------------

                       CBNY Investment Services Corp.
           (Exact Name of Registrant as Specified in its Charter)

          New York                         6211                13-4121213
(State or Other Jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)   Identification
                                                                    Number)
                      -------------------------------

                              320 Park Avenue
                             New York, NY 10022
                               (212) 308-9888
            (Address, Including Zip Code, and Telephone Number,
     Including Area Code, of Registrant's Principal Executive Offices)
                      -------------------------------

                              Donald J. Linton
                       Financial Operations Principal
                       CBNY Investment Services Corp.
                              320 Park Avenue
                             New York, NY 10022
                               (212) 409-3930
         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)
                      -------------------------------

                                  Copy to:

                         David J. Goldschmidt, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                          New York, New York 10036
                               (212) 735-3000
                      -------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
                      -------------------------------


                                          CALCULATION OF REGISTRATION FEE
=========================================================================================================
Title of Each Class of        Amount     Proposed Maximum
   Securities to be           to be     Offering Price Per  Proposed Maximum Aggregate      Amount of
      Registered            Registered        Share               Offering Price        Registration Fee
---------------------------------------------------------------------------------------------------------
Common stock, par value     1,060,000         $10.00               $10,600,000               $2,650
    $1.00 per share
---------------------------------------------------------------------------------------------------------

                      -------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, dated May 18, 2001

                       CBNY Investment Services Corp.

                      1,060,000 Shares of Common Stock

                      -------------------------------

         We are granting at no cost to the holders of shares of common stock of Commercial Bank of New York ("CBNY") non-transferable subscription rights to purchase up to 1,060,000 shares of the common stock of CBNY Investment Services Corp.

         This rights offering is being effected in connection with a plan to transfer ownership of CBNY Investment Services Corp. directly to CBNY stockholders as part of the acquisition of CBNY by North Fork
Bancorporation, Inc.

         You will receive one right for every 5 shares of CBNY common stock that you own as of the record date, which is____, 2001. Each right includes a basic subscription right entitling the holder to purchase one share of our common stock at a subscription price of $10.00 per share. No fractional rights will be issued. Fractional rights will be rounded down to the nearest whole number. You are entitled to subscribe for all or any portion of the shares of our common stock underlying your basic subscription rights. If a holder elects to exercise all of its rights to purchase our common stock pursuant to its basic subscription rights, it will have an over-subscription right to subscribe for additional shares of our common stock that are not subscribed for by other holders of rights pursuant to their basic subscription rights. If there are not enough shares available to satisfy fully all subscriptions for additional shares, we will pro rate the available shares of our common stock among holders who exercise the over-subscription right according to the number of shares of CBNY common stock held by each such holder as of the record date relative to the other holders of CBNY common stock participating in the additional subscription. No fractional shares of our common stock will be issued pursuant to the exercise of subscription rights. Any fractional share to which subscribing holders would otherwise be entitled will be rounded down to the next whole share.

         The rights will expire if they are not exercised by 5:00 p.m., New York City time, on ____, 2001, the expiration date of the rights offering. We, in our sole discretion, may extend the period for exercising the rights.

         A total of 1,060,000 shares of our common stock will be offered in the rights offering for a maximum aggregate offering price of $10.6 million. All of the shares of our common stock being sold in this offering are being sold by us.

         Gabriel R. Safdie and his sister Helene Safdie Levy, who respectively hold approximately 62.95% and 5.48% of the outstanding shares of CBNY common stock, have agreed to subscribe for all of the shares of our common stock underlying their respective basic subscription rights. Gabriel
R. Safdie and Helene Safdie Levy have also advised us that they intend to exercise their respective over-subscription rights. If any shares of our common stock remain unsubscribed for after the rights offering, Mr. Safdie has agreed, subject to certain conditions and in accordance with a mandatory purchase agreement entered into between Mr. Safdie and us, to purchase from us all the shares of our common stock underlying unexercised subscription rights as of the expiration date.

         Prior to the rights offering, there has been no public market for the shares of our common stock and the subscription price has been set by us. We believe that after the offering our common stock will be eligible to be traded in the over-the-counter market on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. or the Pink Sheets maintained by Pink Sheets LLC.

         We are offering our common stock directly to holders of CBNY common stock and our common stock is not the subject of an underwriting agreement. We expect that we will deliver the shares of our common stock as soon as practicable after the receipt and satisfaction of all regulatory approvals and other conditions to the acquisition of CBNY by North Fork Bancorporation, Inc.

                      -------------------------------

        The Securities Offered Hereby Involve a High Degree of Risk.
                  See "Risk Factors" Beginning at Page 9.
                      -------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
                      -------------------------------

                 The date of this prospectus is      , 2001.




                       CBNY INVESTMENT SERVICES CORP.

                             TABLE OF CONTENTS

Prospectus Summary........................................................ 3
Risk Factors.............................................................. 9
The Rights Offering.......................................................21
Certain United States Federal Income Tax Consequences.....................30
Use of Proceeds...........................................................32
Dividend Policy...........................................................32
Determination of Subscription Price.......................................32
Capitalization............................................................33
Selected Financial Data...................................................34
Management's Discussion and Analysis of Financial Condition and
  Results of Operations...................................................35
Business .................................................................38
Management................................................................51
Certain Relationships and Related Party Transactions......................56
Security Ownership of Certain Beneficial Owners, Directors and Management.57
Description of Common Stock...............................................60
Shares Eligible for Future Sale...........................................63
Legal Matters.............................................................64
Experts  .................................................................64
Where You Can Find More Information.......................................64
Index to Financial Statements.............................................F-1

                      -------------------------------

              Disclosure Regarding Forward-Looking Statements

                  This prospectus contains forward-looking statements that address, among other things, our strategy, the anticipated development of our products and services, our development of additional revenue sources, the market acceptance of our services and our technological development. These statements may be found in the sections of this prospectus entitled "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business". Actual results, performance or achievements could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this prospectus.

                  In addition, statements that use the terms "believe", "do not believe", "intend", "expect", "anticipate", "plan", "estimate" or similar phrases are intended to identify forward-looking statements. All forward-looking statements in this prospectus reflect our current views with respect to future events and are based on assumptions that are subject to risks and uncertainties. Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                             PROSPECTUS SUMMARY

                  This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the more detailed information regarding the company, the risks of purchasing our common stock discussed under "Risk Factors," and our financial statements and the accompanying notes.

                                The Company

                  CBNY Investment Services Corp. was organized in April 2000 for the purpose of becoming a provider of traditional brokerage services in equities, corporate debt, mutual funds, government securities, municipal securities and unit investment trusts. We intend to transact agency and riskless principal transactions in these securities for both domestic and international customers.

                  We commenced operations of our brokerage business on April 24, 2001. Later in 2001 and 2002, we anticipate expanding our product and service offerings to include cash management services, on-line portfolio tracking and account information, on-line access to research and market data, options trading, margin lending and investment advisory services. Our revenues will be derived primarily from brokerage commissions charged and from the provision of related brokerage services.

                  Our targeted customers include non-U.S. residents who are international private banking clients of CBNY, as well as other domestic and international persons. Given the experience of our management and our registered representatives with servicing customers from the Latin American region and in Latin American securities markets generally, we will focus our initial marketing efforts towards customers from this region.

                  Our principal executive offices are located at 320 Park Avenue, New York, New York 10022, and our telephone number is (212) 308-9888.

                  In this prospectus, when we use the terms the "Company", "we", "us" or "our," we mean CBNY Investment Services Corp., unless the context requires otherwise.

                                 Background

                  We are currently a wholly-owned subsidiary of CBNY. The rights offering is being effected in connection with a plan to transfer the ownership of the Company directly to CBNY stockholders as part of the acquisition of CBNY by North Fork Bancorporation, Inc. (the "Merger Transaction"). The Merger Transaction is to be accomplished pursuant to the agreement and plan of reorganization, dated as of February 13, 2001, by and among CBNY, North Fork Bancorporation, Inc. and North Fork Bank, and the related plan of merger (collectively, the "Reorganization Agreement"). Under the Reorganization Agreement, an indirect wholly owned subsidiary bank of North Fork is to merge with and into CBNY, with CBNY being the surviving bank. As a result of the merger, each issued and outstanding share of CBNY common stock will be converted into the right to receive $32.00 in cash and CBNY will cease to be a publicly held corporation. Completion of the Merger Transaction is subject to specified conditions, including stockholder and regulatory approvals and the completion of this rights offering.

                  Upon completion of this rights offering, and prior to the Merger Transaction becoming effective, we will use approximately $5.0 million of the proceeds of this offering to redeem at book value all of the shares of our common stock held by CBNY, so that we will cease to be a subsidiary of CBNY.

                            The Rights Offering

Rights...............................  We will distribute to each holder of
                                       CBNY common stock at no cost one
                                       non-transferable right to purchase
                                       our common stock for every 5 shares
                                       of CBNY common stock owned by that
                                       holder on the record date, which
                                       is____, 2001. No fractional rights
                                       will be issued. Fractional rights
                                       will be rounded down to the nearest
                                       whole number.

Basic Subscription Rights............  Each right includes a basic subscription right entitling you to purchase one
                                       share of our common stock for each
                                       right you hold. You are entitled to
                                       subscribe for all or any portion of
                                       the shares of our common stock
                                       underlying your basic subscription
                                       rights.

Over-subscription Right..............  If you elect to exercise all of your rights to purchase our common stock
                                       pursuant to your basic subscription
                                       rights, you will also have an
                                       over-subscription right to subscribe
                                       for additional shares of our common
                                       stock, if any, that are not
                                       subscribed for by other holders of
                                       rights pursuant to their basic
                                       subscription rights.

Proration of Over-Subscription
Rights...............................  If there are shares of our common stock available for sale pursuant to the
                                       exercise of over-subscription rights
                                       and the number of shares is not
                                       sufficient to satisfy in full all
                                       subscriptions submitted for
                                       additional shares, we will allocate
                                       the available shares pro rata among
                                       holders who exercise their
                                       over-subscription right in
                                       proportion to the number of shares
                                       of CBNY common stock held by each
                                       such holder as of the record date
                                       relative to the other holders of
                                       rights participating in the
                                       over-subscription. Mr. Gabriel R.
                                       Safdie and Ms. Helene Safdie Levy
                                       have advised us that they intend to
                                       exercise their respective over-
                                       subscription rights. See "The Rights
                                       Offering-Subscription Rights".

Fractional Shares....................  We will not issue fractional shares of our common stock. Any fractional
                                       share that holders of CBNY common
                                       stock would otherwise be entitled to
                                       will be rounded down to the next
                                       whole share.

Subscription Price...................  $10.00 per share of our common stock.

Expiration Date......................  ___, 2001, at 5:00 p.m., New York City
                                       time, unless we decide to extend it
                                       to some later time.

Procedure for Exercising
Subscription Rights..................  If you wish to exercise any or all of your basic subscription rights and
                                       over-subscription right, you should
                                       properly complete, sign and deliver
                                       your subscription certificate,
                                       together with full payment of the
                                       subscription price for each share
                                       subscribed for under your
                                       subscription rights (including
                                       shares subscribed for through the
                                       exercise of your over-subscription
                                       right), to the subscription agent on
                                       or prior to the expiration date. You
                                       may not revoke an exercise of
                                       rights. See "The Rights
                                       Offering-Exercise of Rights."

How Rights Holders Can
Exercise Rights Through
Brokers or Other Nominees............  If you hold shares of our common stock through a broker, custodian bank or
                                       other nominee, we will ask your
                                       broker, custodian bank or other
                                       nominee to notify you of the rights
                                       offering. If you wish to exercise
                                       your rights, you will need to have
                                       your broker, custodian bank or other
                                       nominee act for you. To indicate
                                       your decision, you should complete
                                       and return to your broker, custodian
                                       bank or other nominee the form
                                       entitled "Beneficial Owner Election
                                       Form", together with full payment of
                                       the subscription price for each
                                       share subscribed for under your
                                       subscription rights (including
                                       shares subscribed for through the
                                       exercise of your over-subscription
                                       right). You should receive this form
                                       from your broker, custodian bank or
                                       other nominee with the other rights
                                       offering materials.

How Foreign Stockholders of
CBNY and Stockholders of CBNY
with APO or FPO Addresses can
Exercise Rights......................  The subscription agent will mail a subscription certificate to you if
                                       you are a stockholder whose address
                                       is outside the United States or if
                                       you have an Army Post Office or a
                                       Fleet Post Office address. To
                                       exercise your rights, you must
                                       notify the subscription agent on or
                                       prior to 5:00 p.m., New York City
                                       time, on ___, 2001 and take all
                                       other steps which are necessary to
                                       exercise your rights, on or prior to
                                       the date on which this offering
                                       expires. If you do not follow these
                                       procedures prior to the expiration
                                       date, your rights will expire.

Refund of Excess Funds...............  Any amount paid in respect of shares of our common stock subscribed for
                                       pursuant to your over-subscription
                                       right but not issued, will be
                                       returned by mail without interest or
                                       deduction as soon as practicable
                                       after the receipt and satisfaction
                                       of all regulatory approvals and
                                       other conditions to the Merger
                                       Transaction, other than the
                                       consummation of the rights offering.
                                       See "The Rights Offering Exercise of
                                       Rights."

Amendments; Termination..............  We reserve the right to amend the terms and conditions of this offering or
                                       to terminate this offering prior to
                                       delivery of the common stock. See
                                       "The Rights Offering - Amendments
                                       and Waivers; Termination".

Non-Transferability of Rights........  Subscription rights are being distributed only to holders of CBNY
                                       common stock as of the record date
                                       and are non- transferable.

Mandatory Purchase
Agreement............................  Mr. Gabriel R. Safdie, the holder of approximately 62.95% of the
                                       outstanding shares of CBNY common
                                       stock, will subscribe for all of the
                                       shares of our common stock relating
                                       to his basic subscription right and
                                       has advised us that he intends to
                                       exercise his over-subscription right
                                       to subscribe for additional shares.
                                       Mr. Safdie has agreed, subject to
                                       certain conditions, that upon
                                       consummation of the rights offering,
                                       he will purchase from us all of the
                                       shares of our common stock, if any,
                                       underlying unexercised subscription
                                       rights as of the expiration date of
                                       the rights offering. See "The Rights
                                       Offering - Mandatory Purchase
                                       Agreement."

Issuance of Our
Common Stock.........................  We will deliver to subscribers certificates representing shares of
                                       our common stock purchased pursuant
                                       to this offering as soon as
                                       practicable after the receipt and
                                       satisfaction of all regulatory
                                       approvals and other conditions to
                                       the Merger Transaction, other than
                                       the consummation of the rights
                                       offering.

Use of Proceeds......................  Assuming full exercise of the rights, the cash proceeds from the sale of
                                       the shares of our common stock
                                       offered in this offering will be
                                       approximately $10.6 million, before
                                       payment of offering fees and
                                       expenses. We expect that
                                       approximately $5.0 million of such
                                       proceeds will be used to repurchase
                                       all of the shares of our common
                                       stock owned by CBNY. Any unallocated
                                       proceeds will be used primarily to
                                       provide needed working capital for
                                       general corporate purposes. See "Use
                                       of Proceeds."

Shares of Common Stock
Outstanding after the Rights
Offering.............................  1,060,000 shares of our common stock, assuming all of the rights are
                                       exercised and we purchase from CBNY
                                       all of the shares of our common
                                       stock held by CBNY.

Risk Factors.........................  There are substantial risks in connection with this offering that you should
                                       consider. See "Risk Factors."

Subscription Agent...................  Sandler O'Neill Shareholder Services
                                       will act as subscription agent. See
                                       "The Rights Offering - Subscription
                                       Agent" for address and other
                                       information relating to the delivery
                                       of subscription certificates and the
                                       payment of the subscription price.

No Underwriter; No Board
Recommendation.......................  The subscription price for the Common
                                       Stock has been determined solely by
                                       our board of directors and the
                                       offering is not the subject of any
                                       underwriting agreement with any
                                       investment bank. Accordingly, an
                                       investment in our common stock must
                                       be made pursuant to your evaluation
                                       of your best interests. Neither our
                                       board of directors nor any financial
                                       advisor makes any recommendation to
                                       you regarding your decision whether
                                       to exercise your rights.

Effect of Rights Offering............  We are currently a wholly-owned subsidiary of CBNY. After this
                                       offering and following the
                                       transactions described in this
                                       prospectus, and assuming all holders
                                       of rights elect to exercise their
                                       basic subscription rights to
                                       purchase shares of our common stock,
                                       Mr. Gabriel R. Safdie and Ms. Helene
                                       Safdie Levy will own at least 62.95%
                                       and 5.48%, respectively, of the
                                       outstanding shares of our common
                                       stock.


                                RISK FACTORS

                  Any investment in the shares of our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before you decide to exercise your rights. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In this case, the market price of our common stock could decline, and you may lose all or part of your investment.

                       Risks Relating to Our Business

We have a very limited operating history upon which you can evaluate our performance.

                  We may not be able to grow our business as planned or ever become a profitable business. We began operations in April 2001, having received approval to operate as a broker- dealer on January 8, 2001. Because of our minimal operating history, there are no meaningful financial results which you can use to evaluate our performance and prospects. In addition, our management has limited experience with respect to the brokerage operations of the Company. You should consider our prospects based on the risks, expenses and difficulties frequently encountered in the operation of a new business in a rapidly evolving industry characterized by intense competition.

We currently have a very small number of customers.

                  We currently have a very small number of customers. Our target customers include non-U.S. residents who are International Private Banking clients of CBNY as well as other domestic and international persons. However, pursuant to the Reorganization Agreement, until the Merger Transaction is effective, we are prohibited from soliciting any customers of CBNY other than its International Private Banking customers. We cannot assure you that we will be able to succeed in marketing our services and products to our targeted customer base.

Because our operating expenses and capital expenditures will outpace our revenues, we expect to incur significant losses in the near term.

                  We expect to incur significant operating expenses and make relatively high capital expenditures as we develop our business. These operating expenses and capital expenditure will initially outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses. We have only generated minimal revenues to date from business operations.

We will depend on Broadcort Capital Corp. for trade clearance and trade execution in relation to our domestic securities transactions.

                  We will be dependent upon Broadcort Capital Corp., or Broadcort, for trade clearance and trade execution in relation to domestic equity securities and for trade clearance in relation to domestic fixed income securities. We have entered into a clearing agreement with Broadcort pursuant to which it will, on a fee basis, process these domestic securities transactions for our account on behalf of our clients on an omnibus basis. Our agreement with Broadcort may be terminated by either party on 90 days written notice or immediately upon breach of any representation, warranty, duty, responsibility or obligation of the other party. Termination of our agreement with Broadcort, or an interruption of service by Broadcort as a result of systems limitations or failures or otherwise, could have a material adverse effect on our business.

We may not be able to generate sufficient revenue to cover our costs due to declines in trading volume, market prices or liquidity of securities markets, which will result in large losses.

                  Like other brokerage services, we are directly affected by economic and political conditions and broad trends in business and finance that result in changes in volume and price levels of securities transactions. These factors are beyond our control and may contribute to reduced levels of activity in the securities markets generally. In recent months, the U.S. securities markets have experienced unprecedented stock value fluctuations, transaction volume and volatility. Sudden, sharp declines in market values of securities can result in, among other things:

                 o   reduced trading activity;

                 o   illiquid markets;

                 o declines in the market values of securities held in our inventory;

                 o the failure of buyers and sellers of securities to fulfill their settlement obligations; and

                 o   increases in claims and litigation.

                  The occurrence of any of these events would likely result in reduced revenues and increased losses from our operations. When trading volume is low, our profitability may be adversely affected because we expect that our overhead will be substantially fixed. Severe market fluctuations in the future could have a material adverse effect on our business.

Our operations are subject to economic and political risks throughout Latin America.

                  We expect that many of our customers will be from Latin America and/or will trade in Latin American securities. This will subject our operations to the significant economic, political and social instability inherent in operating in emerging markets. The risks of such instability may include severe economic and financial disruptions in those markets, including significant devaluations of currencies, and low or negative growth rates of economies. Such instability may contribute to increased volatility of the Latin American financial markets. In addition, any instability in the currencies of Latin American countries could have a material adverse effect on our customers in the region. These factors may contribute to reduced trading volume by such customers, which would have a material adverse effect on our business.

We primarily rely on others to provide the software and systems we use to provide our services. If we are unable to obtain and access third-party software and systems on a timely and reliable basis, our ability to provide services to our customers could be harmed.

                  We and CBNY contracted with Sungard Financial Systems, Inc., or Sungard, for Sungard to provide a major portion of the software and systems necessary for provision of our brokerage services. Our agreement expires on December 6, 2005 and it will be subsequently renewed automatically for successive one-year terms, unless terminated earlier. The agreement may be terminated by either party effective as at December 6, 2005 or at the end of any one-year renewal term by at least ninety days advance written notice. The agreement may also be terminated by Sungard in the event of specified breaches by us such as failure to pay, breach of confidentiality, ownership and restrictive covenants and other obligations and specified insolvency events, and by us in certain circumstances. Any major interruption in our ability to process transactions through Sungard could harm our business. We also intend to enter into an agreement with Sungard EMS, Inc., or Sungard EMS, an affiliate of Sungard, pursuant to which Sungard EMS will provide us with the ability to offer our customers access to their account information and certain market data, news and financial information via the Internet. We also license many additional generally available software packages in support of our business. Failures in any of these applications would harm our business operations.

                  We rely on Sungard, Sungard EMS and other third parties to enhance their current products, develop new products on a timely and cost-effective basis, and respond to emerging industry standards and other technological changes. If, in the future, enhancements or upgrades of third-party software and systems cannot be integrated with our technologies, or if the technologies on which we rely fail to respond to industry standards or technological changes, we may be required to modify our systems or implement new systems. Software products may contain defects or errors, especially when first introduced or when new versions or enhancements are released. The inability of third parties to provide us with software or systems on a reliable, timely basis could harm our relationships with our customers and our ability to grow our business.

Failures of our systems or system limitations could harm our business.

                  Our ability to facilitate transactions successfully and provide high-quality and uninterrupted customer service depends on the efficient and uninterrupted operation of our computer and communications hardware systems. If our systems cannot be expanded to cope with increased demand or fail to perform, we could experience:

                 o   unanticipated disruptions in service;

                 o   decreased customer service and customer satisfaction; and

                 o   delays in the introduction of new products and services;

which could result in:

                 o   financial losses;

                 o   litigation or other customer claims;

                 o   loss of client accounts; and

                 o   regulatory sanctions.

                  Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, sabotage, computer viruses, intentional acts of vandalism and similar events. We do not have facilities in place that will fully maintain service during a system disruption. Our networks are currently covered by the disaster recovery facilities coverage maintained by CBNY. However, before we cease to be a subsidiary of CBNY and prior to the Merger Transaction becoming effective, we intend to enter into an agreement with Sungard Recovery Services, Inc. to provide us with disaster recovery facilities in the event of any system disruption which affects our network. Any system failure that causes an interruption in service or decreases the responsiveness of our service could impair our reputation and reduce our revenues. We also rely on a number of third parties for systems support. Any interruption in these third- party services or a deterioration in the performance of these services could also be disruptive to our business.

We may be unable to manage our growth effectively.

                  In order to realize our growth strategy, we will be required to rapidly establish and expand our operations. Our expected growth will place significant demands on our management and other resources. To manage our future growth, we will need to attract, hire and retain highly skilled and motivated officers and employees and improve our systems and/or implement new systems for: (1) transaction processing; (2) operational and financial management; and (3) training, integrating and managing our employee base. There can be no assurance that we will be able to achieve the rate of growth that we anticipate. In addition, we cannot assure you that we will be able to accurately predict the timing or rate of this growth or expand or upgrade our systems and infrastructure on a timely basis. If we fail to manage our growth, we may experience operating inefficiencies, dissatisfaction among our customer base and lost revenue opportunities.

                  In connection with the development of our business, there are certain additional risks we may undertake in the future, including risks associated with the expansion of our product and service offerings to include cash management services, on-line portfolio tracking and access to research and market data, options trading, margin lending and investment advisory services. We believe that our management team and the internal procedures we are implementing in connection with the expansion of our operations will be adequate to manage and supervise our anticipated business lines; however, we cannot be sure that management will be able to address all of the new risks associated with these businesses or that the policies and procedures we implement will be sufficient.

                  The scope of procedures for assuring compliance with applicable rules and regulations will change as the size and complexity of our business increases. We have implemented formal compliance procedures which will be updated regularly. Our future operating results will depend on our ability to continue:

                 o to improve our systems for operations, financial control, and communication and information management;

                 o to refine our compliance procedures and enhance our compliance oversight; and

                 o   to recruit, train, manage and retain our employees.

We will need significant capital to fund our operations and finance our growth, and we may be unable to obtain additional capital on terms favorable to us, if at all.

                  Implementation of our growth strategy will require us to make significant capital expenditures for computer and related office equipment and to hire and train additional management and client support personnel. We anticipate that our cash requirement through June 2002 will be approximately $10.0 million. We will use a portion of the proceeds of the rights offering to repurchase all of the shares of our common stock held by CBNY after the consummation of the rights offering for approximately $5.0 million. We will also require cash for general corporate purposes, including salaries, rent, furniture and equipment, vendor contracts, marketing expenses, consultant fees, computer and related systems acquisitions and programming, and network expansion and integration.

                  We believe that our existing capital resources, including the anticipated proceeds of this offering, will enable us to maintain our current and planned operations for at least the next 12 months. However, we may require additional funds during or after that 12-month period. Any required financing may not be available or may be available only on terms that are not favorable to us.

We will need to introduce new services and products to remain competitive.

                  Our future success depends in part on our ability to develop and enhance our services, products and technologies on a timely and cost-effective basis. If we are unable to develop and introduce enhanced or new services and products quickly enough to respond to market or customer requirements, or if our services and products do not achieve market acceptance, our business will be materially adversely affected.

                  In addition, as we are currently only licensed as a broker, it will be necessary for us to obtain certain regulatory approvals to enable us to expand our product and service offerings to include certain products and services which we intend to make available to our customers. We are currently applying to the SEC for registration as an investment adviser and various members of our management team and several of our registered representatives are in the process of procuring the licences required to allow the Company to offer investment advisory and discretionary management services. We also anticipate that we will apply for dealer status. If we are unable to obtain these regulatory approvals, we will be unable to expand our product and service offerings as anticipated, which would have a material adverse effect on our business.

Employee misconduct is difficult to detect and could harm our business.

                  We run the risk that employee misconduct could occur, including binding us to transactions that exceed authorized limits or present unacceptable risks, or concealing from us unauthorized or unsuccessful activities. This type of misconduct could result in unknown and unmanaged losses. Employee misconduct could also involve the improper use of confidential information, which could result in regulatory sanctions and harm our reputation and business. We may not be able to detect, deter or prevent any of these types of employee misconduct.

Losses due to customer fraud could have an adverse effect on our business.

                  We are exposed to potential losses resulting from fraud and other misconduct by customers, such as the use of a false identity to open an account or the use of forged or counterfeit checks for payment. These types of fraud may be difficult to prevent or detect. We may not be able to recover the losses caused by these activities. Any of these losses could have a material adverse effect on our business.

Any possible compromises of our systems or security could harm our business.

                  Once we have established a Web site, we intend that our customers will have access to their account information via the Internet through our Web site. Therefore, the secure transmission of confidential information over public networks will be a critical element of our operations. We will rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information over computer systems and the Internet. If third parties were able to penetrate our network security or otherwise misappropriate customers' personal or account information, we could be subject to liability arising from claims related to impersonation or similar fraud claims or other misuse of personal information, as well as suffer harm to our operations and reputation. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other algorithms used by us to protect client transaction and other data. We may incur significant costs to protect against the threat of network or Internet security breaches or to alleviate problems caused by such breaches.

We are subject to securities regulation and failure to comply could subject us to penalties or sanctions that could harm our business.

                  The securities industry in the United States is subject to extensive regulation under both federal and state laws. In addition, we must comply with rules and regulations of the SEC, the National Association of Securities Dealers, Inc. and other self-regulatory organizations, state securities commissions and other regulatory bodies charged with safeguarding the integrity of the securities markets and other financial markets and protecting the interests of investors participating in these markets. Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure, margin lending, record-keeping and the conduct of directors, officers and employees. Failure to comply and disputes concerning compliance with any of these laws, rules or regulations could result in substantial expenses as well as censure, fines, the issuance of cease-and-desist orders or the suspension or expulsion as a broker-dealer, any of which would harm our business.

                  Our ability to comply with these regulations depends largely on the establishment and maintenance of an effective compliance system as well as our ability to attract and retain qualified compliance personnel. We could be subject to disciplinary or other actions due to claimed noncompliance with these regulations in the future. If a claim of noncompliance is made by a regulatory authority, the efforts of our management could be diverted to responding to such claim, and we could be subject to a range of possible consequences, including the payment of fines and the suspensions of one or more portions of our business. In addition, our mode of operation and profitability may be directly affected by:

                 o   additional legislation;

                 o changes in rules promulgated by the SEC, the NASD, the Board of Governors of the Federal Reserve System, the various stock exchanges or other self- regulatory organizations; or

                 o changes in the interpretation or enforcement of existing laws and rules.

Failure to comply with net capital requirements could subject us to suspension or revocation by the SEC or expulsion by the NASD.

                  The SEC, the NASD and the other self-regulatory organizations have stringent rules with respect to the maintenance of specific levels of net capital by broker-dealers. Net capital is the net worth of a broker-dealer, less deductions for other types of assets including assets not readily convertible into cash and specified percentages of a broker-dealer's securities positions. Failure to maintain the required net capital may subject a firm to a censure, fine, suspension or revocation of registration by the SEC and/or a censure, fine, suspension or expulsion by the NASD, as well as sanctions by other regulatory bodies and ultimately could require our liquidation. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against our net capital could limit our operations that require the intensive use of capital. A significant operating loss or any unusually large charge against our net capital could adversely affect our ability to expand or even maintain our present levels of business, which could harm our business.

After we cease to be a wholly owned subsidiary of CBNY, we may be unable to obtain substitute arrangements on terms favorable to us, if at all.

                  We are currently a wholly-owned subsidiary of CBNY and our operations have been financed to date by capital contributions made by CBNY. Our systems, facilities and the services which we require for our operations are currently provided by CBNY and will continue to be provided by CBNY until we cease to be its wholly-owned subsidiary in connection with the Merger Transaction. In particular, until the Merger Transaction is effective, our office space and the services of CBNY employees as our registered representatives are to be provided to us by CBNY under a shared services and expense agreement between ourselves and CBNY. Our self-clearing account with Euroclear, on which we will be heavily dependent in relation to our international securities business, is currently maintained as a sub-account under the existing account maintained by CBNY with Euroclear.

                  In connection with the Merger Transaction, we will cease to be a subsidiary of CBNY and it will be necessary for us to implement substitute arrangements independent from CBNY. We have applied to establish our own account with Euroclear. We intend to terminate the shared services and expense agreement and to establish our own independent relationships with other service providers prior to the Merger Transaction becoming effective. However, we may be unable to implement substitute arrangements on terms that are favorable to us, or at all, which would have a material adverse effect on our business.

                  Risks Relating to the Brokerage Industry

Intense competition from existing and new brokerage services may adversely affect our revenues and profitability.

                  We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we will face will not harm our business. The market for brokerage services is rapidly evolving, intensely competitive and has few barriers to entry. We expect to encounter intense competition in all aspects of our securities business and to compete directly with traditional full service and discount brokerage firms, including those with primarily Internet-based brokerage operations. We will also encounter competition from the broker-dealer affiliates of established full-service financial services firms and we will compete with banks, mutual fund sponsors and other organizations, some of which provide brokerage services. We expect competition to continue and intensify in the future.

                  Most of our competitors have longer operating histories and many have significantly greater financial, technical, marketing and other resources than we do. In addition, many of our competitors offer a wider range of services and financial products than we plan to offer, and therefore may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Some current and potential competitors also have greater name recognition and larger customer bases that could be cultivated, thereby denying us the opportunity to increase market share. These competitors may conduct more extensive promotional activities and offer better terms and lower prices to customers than we will. Moreover, some competitors have established cooperative relationships among themselves or with third parties to enhance their services and products and to lower costs. Accordingly, it is possible that new competitors or alliances among existing competitors may emerge and significantly reduce any market share that we acquire.

                  The current trend toward consolidation in the financial services industry, including the affiliation among banks, securities firms and insurance companies, could further increase competition in all aspects of our business. To the extent our competitors are able to attract and retain customers based on the convenience of "one-stop shopping," our business or ability to grow could be adversely affected.

Our exposure to potential securities litigation could adversely affect our business.

                  Many aspects of the securities brokerage business involve substantial risks of liability in connection with the distribution of securities and claims by dissatisfied customers for fraud, unauthorized trading, churning, mismanagement and breach of fiduciary duty. There has been an increasing incidence of litigation involving the securities brokerage industry, including class action and other suits that generally seek substantial damages, including in some cases punitive damages. From time to time, we may be involved in lawsuits and arbitrations. This type of litigation could have a material adverse effect on our business, financial condition and operating results.

                       Risks Relating to the Offering

Since the price you will pay for our common stock in this offering was not established in a competitive market, the subsequent market price could be lower.

                  Prior to this offering, there has been no public market for our common stock. If you exercise your rights pursuant to this offering and purchase shares of our common stock, you will pay a price that was not established in a competitive market. The subscription price was determined by our board of directors based on a variety of factors, may not be indicative of the actual value of our common stock and may bear no relationship to the price at which our common stock will trade after completion of this offering. As a result, you may be unable to sell your stock at or above the price you paid for it.

A limited market for our common stock may negatively affect the market price and liquidity.

                  We believe that after this offering, our common stock will be eligible to be traded in the over-the-counter market on the OTC Bulletin Board or the Pink Sheets. However, we cannot assure you that there will be a market to sell your shares. Because of the small size of this offering and the small number of shareholders that we expect after consummation of the offering, it is highly unlikely that an active and liquid trading market for our common stock will develop or continue. The number of active buyers and sellers for our common stock at any particular time may be limited. As a result, you may be unable to sell any of your shares on short notice and you should not view our common stock as a short-term investment. In addition, the sale of a large number of shares at one time would temporarily depress the market price of our common stock. There may also be a wide spread between the bid and ask prices for our common stock. You should consider the possibility that you may not be able to easily sell the common stock.

If we do not continue to be subject to, or voluntarily comply with, the periodic reporting and other obligations of the Securities Exchange Act, you will be denied access to publicly available information about us and other investor protections and benefits.

                  Once we have filed our registration statement in relation to this offering and it has become effective, the Securities Exchange Act of 1934, as amended, requires us to comply with the periodic reporting requirements of the Exchange Act for so long as the shares of our common stock registered in connection with this offering are held of record by more than 300 persons. We may also be subject to Section 12(g) of the Exchange Act which requires the registration of our common stock under the Exchange Act if we have total assets exceeding $10.0 million and our securities are held by more than 500 holders of record. The periodic reporting requirements involve the obligation to file annual and other periodic reports with the SEC so that reliable, detailed and current financial and other information about us is available to the investing public.

                  In addition to periodic reporting obligations, the Exchange Act imposes other obligations on companies whose securities are registered under the Exchange Act, including disclosure of important facts in materials used to solicit shareholder votes in annual and special meetings held for the election of directors and the approval of other corporate actions such as "going private" transactions, and disclosure of important facts by any person seeking to acquire more than 5% of a company's securities by direct purchase, tender offer or otherwise. These disclosure obligations enable investors to make informed decisions about critical corporate events.

                  However, if there are less than 300 record holders of our common stock at the end of the fiscal year in which the registration statement in relation to which this prospectus is a part becomes effective, our periodic reporting obligations will be suspended. In addition, if at any time we do not have the requisite number of shareholders to require us to comply with Section 12(g) of the Exchange Act, and we do not elect to comply voluntarily with the obligations set forth above, you will not be able to access regular publicly available reports about us and you will not be entitled to the same type of disclosure in relation to critical corporate events as if we were subject to the Exchange Act. In addition, if we do not remain current in periodic report filings, our common stock will cease to be eligible for trading on the OTC Bulletin Board and you will not be able to obtain quotes for your shares in that market.

There must be a current state blue sky registration for you to exercise your rights and sell your shares. We cannot guarantee that we will be able to effect any required blue sky registration or qualification.

                  You will have the right to exercise your rights to purchase shares of our common stock only if the shares have been qualified for sale under the laws of the state where you reside, or if the shares fall within an exemption from registration. We will not knowingly sell shares to holders of CBNY common stock in jurisdictions in which such sales are not registered or otherwise qualified for sale or exempt from registration. However, there is a risk that purchasers may buy the shares of our common stock in the after-market or may move to jurisdictions in which the common stock underlying the rights in this offering are not registered, qualified or exempt. We cannot guarantee that we will be able to effect any required blue sky registration or qualification.

We may not effectively use the unallocated proceeds of the offering to grow our business.

                  We intend to use approximately $5.0 million of the net proceeds from the rights offering to purchase all of the shares of our common stock held by CBNY. We have not, however, allocated all of the remainder of the proceeds for specific purposes, and our management retains the right to utilize the balance of the net proceeds as it determines. There can be no assurance that our management will be able to use the proceeds to effectively grow our business or enhance our financial condition, and the failure of our management to apply these funds effectively could have a material adverse effect on our business, results of operations and financial condition. See "Use of Proceeds."

Gabriel R. Safdie will own most of our common stock after this offering and will have the ability to control us.

                  Mr. Gabriel R. Safdie, the chairman of our board of directors and the holder of approximately 62.95% of the outstanding shares of CBNY common stock has agreed to subscribe for all of the shares of common stock underlying his basic subscription rights. Mr. Safdie has also advised us that he intends to exercise his over-subscription right. These transactions taken together will result in Mr. Safdie's ownership of a significant percentage of our outstanding common stock following this offering. In these circumstances, Mr. Safdie would be in a position to control the voting with respect to virtually all matters that affect us. As a result, Mr. Safdie will have significant influence over our activities, as well as on all matters requiring approval of our stockholders, including electing or removing members of our board of directors, and changing our dividend or other policies. In addition, we may enter into transactions with Mr. Safdie or with affiliates of Mr. Safdie for services, and such transactions may not be negotiated on arms' length or standard commercial terms.

Substantial future sales of our common stock in the public market after the offering could adversely affect our stock price.

                  Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price for our common stock. Upon completion of this offering, and the repurchase by us from CBNY of all of the shares of our common stock held by CBNY, we will have 1,060,000 shares of common stock outstanding. We have also adopted an employee stock option plan and may issue options under this plan in the future. All of the common stock sold in this offering will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, except for any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. Shares of our common stock purchased by our affiliates may generally only be sold in compliance with the limitations of Rule 144. See "Shares Eligible for Future Sale."

                            THE RIGHTS OFFERING

Purpose of The Rights Offering

                  We have agreed to make a rights offering to holders of CBNY common stock in connection with the Merger Transaction. This offering represents the initial public offering of our securities, although unlike a traditional public offering, the securities will be offered only to holders of CBNY common stock.

Distribution of Rights

                  We will distribute to each holder of CBNY common stock at no cost one non- transferable right to purchase our common stock for every 5 shares of CBNY common stock owned by that holder as of the record date, which is ______, 2001. We have not issued fractional rights, but have rounded down any fractional rights to the next whole number.

Subscription Rights

                  Your rights entitle you to the basic subscription right and the over-subscription right.

                  Basic Subscription Rights. Each right includes a basic subscription right entitling you to purchase one share of our common stock for each right held at a subscription price of $10.00 in cash per share of our common stock. You are entitled to subscribe for all or any portion of the shares of our common stock underlying your basic subscription rights.

                  Over-subscription Right. If you elect to exercise in full your right to purchase our common stock pursuant to your basic subscription rights, you will also have an over-subscription right to subscribe for additional shares of our common stock, if any, that are not purchased by other holders of rights under their basic subscription rights as of the expiration date. Shares of our common stock purchased through your over-subscription right must be purchased at the subscription price.

                  Pro Rata Allocation of Over-subscription Rights. If there are shares of our common stock available for sale pursuant to the exercise of over-subscription rights, and if the number of such shares is not sufficient to satisfy in full all subscriptions submitted for additional shares, we will allocate the available shares pro rata among all holders who exercise the over- subscription right, based on the number of shares of CBNY common stock they hold as of the record date relative to the other holders of rights participating in the over-subscription. Mr. Gabriel R. Safdie and Ms. Helene Safdie Levy have advised us that they intend to exercise their respective over-subscription rights. If the amount of shares allocated pursuant to the pro rata allocation among holders who exercise their over-subscription right exceeds the amount subscribed for pursuant to the exercise of a holder's over-subscription right, we will allocate the excess (one or more times as necessary) among those holders whose subscriptions are not fully satisfied on the same principle, until all available shares of our common stock have been allocated or all exercises of over-subscription rights satisfied. We cannot provide any assurance, however, that any shares of our common stock will be available to satisfy in whole or in part any holder's request to subscribe for additional shares of our common stock in excess of the shares underlying such holder's basic subscription right. In the case of rights exercised by a nominee for a beneficial owner, the proration will be based upon the number of shares of CBNY common stock held by the beneficial owner as of the record date.

                  Full Exercise of Basic Subscription Rights. You may exercise your over- subscription right only if you exercise your basic subscription rights in full. To determine if you have fully exercised your basic subscription rights, we will consider only the basic subscription rights held by you in the same capacity. For example, suppose that you were granted rights for shares of our common stock which you own individually and shares of our common stock which you own collectively with your spouse. If you wish to exercise your over-subscription right with respect to the rights you own individually, but not with respect to the rights you own collectively with your spouse, you only need to fully exercise your basic subscription rights with respect to your individually owned rights. You do not have to subscribe for any shares under the basic subscription rights owned collectively with your spouse to exercise your individual over-subscription right.

                  When you complete the portion of your subscription certificate to exercise your over-subscription right, you will be representing and certifying that you have fully exercised your basic subscription rights as to shares of our common stock which you hold in that capacity. You must exercise your over-subscription right at the same time you exercise your basic subscription rights in full.

                  If you own shares of our common stock through your bank, broker or other nominee holder who will exercise your subscription right on your behalf, the bank, broker or other nominee holder will be required to certify to us and to the subscription agent the following information:

                 o the number of shares of CBNY common stock held on your behalf on the record date;

                 o the number of rights exercised under your basic subscription rights;

                 o that your basic subscription rights held in the same capacity have been exercised in full; and

                 o the number of shares subscribed for under your over-subscription right.

                  Your bank, broker or other nominee holder may also disclose to us other information received from you.

No Fractional Shares

                  We will not issue fractional shares of our common stock. Any fractional share of our common stock that you would otherwise be entitled to will be rounded down to the next whole share. In the case of rights exercised by a nominee for a beneficial owner, we will round the number of shares of our common stock received based upon the amount of shares of CBNY common stock held by each beneficial holder individually.

Expiration of the Rights Offering

                  You may exercise your subscription rights at any time before 5:00 p.m., New York City time, on ____________, 2001, the expiration date for this offering. We may, in our sole discretion, extend the time for exercising your rights. If you do not exercise your rights before the expiration date, your unexercised rights will be null and void. We may extend the expiration date by giving oral or written notice to the subscription agent on or before the scheduled expiration date and making a public announcement thereof. We will not be obligated to honor your exercise of rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.

Exercise of Rights

                  You may exercise your basic subscription rights and over-subscription right by delivering the following to the subscription agent at or prior to 5:00 p.m., New York City time, on the expiration date at the address provided under the caption "Subscription Agent" below:

                  o your properly completed and executed subscription certificate with any required signature guarantees or other supplemental documentation; and

                  o your full subscription price payment for each share subscribed for under your subscription rights, including shares subscribed for through the exercise of your over-subscription right.

                  The subscription price must be paid in U.S. dollars for the full number of shares of common stock you are subscribing for by either:

                 o a bank certified or cashier's check payable to the order of the subscription agent; or

                 o wire transfer of immediately available funds, to the subscription account maintained by the subscription agent at __________ ABA No. ___________, further credit to
                     __________, Attention ____________.

                  We do not intend to honor any exercise of rights received by the subscription agent after the expiration date.

                  The method of delivery of a subscription certificate and payment of the subscription price to the subscription agent will be at your election and risk. If you send the certificates and payments by mail, we recommend that you use registered or certified mail, return receipt requested and properly insured, or via an overnight courier services with delivery confirmation. COMPLETED SUBSCRIPTION CERTIFICATES AND PAYMENTS SHOULD BE MAILED OR DELIVERED TO THE SUBSCRIPTION AGENT AND NOT TO US. QUESTIONS SHOULD BE DIRECTED TO THE SUBSCRIPTION AGENT. SEE
"SUBSCRIPTION AGENT" BELOW.

                  If you acquire shares of our common stock in this offering, certificates representing such shares, together with any refund, without interest, of the subscription price for shares of our common stock subscribed for pursuant to your over-subscription right but not issued, will be mailed to you as soon as practicable after the receipt and satisfaction of all regulatory approvals and other conditions to the Merger Transaction, other than the consummation of the rights offering. Certificates for shares of our common stock issued pursuant to the exercise of subscription rights will be registered in the name of the holder exercising such rights. The subscription agent will place all proceeds of this offering into an escrow account until such funds are distributed to us or refunded to holders of rights at the completion or termination of this offering. We will not pay any interest to holders on funds delivered to the subscription agent pursuant to the exercise of subscription rights. We will issue and sell the shares of our common stock subscribed for pursuant to this offering as soon as practicable after all pro rata allocations and adjustments have been completed and after the receipt and satisfaction of all regulatory approvals and other conditions to the Merger Transaction, other than the consummation of the rights offering.

                  If you exercised your over-subscription right and are allocated less than all of the shares for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned by mail without interest or deduction as soon as practicable after the receipt and satisfaction of all regulatory approvals and other conditions to the Merger Transaction, other than the consummation of the rights offering.

                  Holders who hold shares of CBNY common stock for the account of others, such as brokers, trustees or depositories for securities, should provide a copy of this prospectus to the respective beneficial owners of such shares as soon as possible, ascertain such beneficial owners' intentions and obtain instructions with respect to the rights. If the beneficial owner so instructs, the record holder of such rights should complete the subscription certificate and submit it to the subscription agent with proper payment. A nominee may request any subscription certificate held by it to be split into such smaller denominations as it wishes, provided that the subscription certificate is received by the subscription agent, properly endorsed, no later than the expiration date.

Calculation of Rights Exercised

                  If you do not indicate the number of rights being exercised, or do not forward full payment of the total subscription price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription rights with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription right to purchase the maximum number of shares with your overpayment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we will return the excess amount to you by mail without interest or deduction as soon as practicable after the receipt and satisfaction of all regulatory approvals and other conditions to the Merger Transaction, other than the consummation of the rights offering.

Signature Guarantee May Be Required

                  Your signature on each subscription certificate must be guaranteed by an eligible institution such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

                  o Your subscription certificate provides that shares are to be delivered to you as record holder of those rights; or

                  o You are an eligible institution.

Notice to Beneficial Holders

                  If you are a broker, a trustee or a depositary for securities who held shares of CBNY common stock for the account of others on _____, 2001, the record date for this offering, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner with respect to the rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription certificates and submit them to the subscription agent with the proper payment. If you hold shares of CBNY common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of CBNY common stock on the record date for this offering, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" which we will provide to you with your offering materials.

Beneficial Owners

                  If you are a beneficial owner of shares of CBNY common stock or will receive your rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision with respect to your rights, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, custodian bank or other nominee with the other offering materials. If you wish to obtain a separate subscription certificate, you should contact the nominee as soon as possible and request that a separate subscription certificate be issued to you.

Instructions for Completing Your Subscription Certificate

                  You should read and follow the instructions accompanying the subscription certificates carefully.

                  If you want to exercise your rights, you should send your subscription certificate(s) with your subscription price payment to the subscription agent. Do not send your subscription certificate(s) and subscription price payment to us.

Amendments and Waivers; Termination

                  We reserve the right to amend the terms and conditions of this offering, whether the amended terms are more or less favorable to you.

                  We will decide all questions as to the validity, form and eligibility (including times of receipt, beneficial ownership and compliance with other procedural matters) in our sole discretion, and our determination shall be final and binding. The acceptance of subscription certificates and the subscription price also will be determined by us. Alternative, conditional or contingent subscriptions will not be accepted. We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription certificate.

                  We reserve the right, in our sole discretion, at any time prior to delivery of the shares of our common stock offered hereby, to terminate the rights offering by giving oral or written notice thereof to the subscription agent and making a public announcement thereof. If this offering is terminated, we will promptly refund, without interest, all funds received from holders of rights. Our acceptance of subscriptions to purchase shares of our common stock is contingent on the Merger Transaction becoming effective. Shares of our common stock will not be delivered prior to the receipt and satisfaction of all regulatory approvals and other conditions to the Merger Transaction, other than the consummation of the rights offering.

No Revocation

                  Once you have exercised your subscription rights, you may not revoke the exercise.

No Transfer of Rights

                  All rights received by you in this offering are non-transferable and may only be exercised by a subscribing holder for his or her own account, provided that such rights may be transferred by operation of law in the case of the death, dissolution, liquidation, or bankruptcy of the holder, or pursuant to an order of an appropriate court.

Other Matters

                  We are not making this offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from holders of rights who are residents of those states or other jurisdictions. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of this offering, in order to comply with the securities law requirements of those states or other jurisdictions. We may decline to make modifications to the terms of this offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions, you will not be eligible to participate in this offering.

                  We will not be required to issue shares of our common stock pursuant to this offering to any holder of CBNY common stock who would be prohibited by any state or federal regulatory authority from owning such shares. We will make any such shares available to satisfy the exercise of over-subscription rights.

                  Our board of directors makes no recommendation to holders of CBNY common stock regarding their decision whether to exercise their subscription rights.

Foreign and Other Stockholders of CBNY

                  The subscription agent will mail subscription certificates to you if you are a stockholder whose address is outside the United States or if you have an APO or an FPO address. To exercise your rights, you must notify the subscription agent on or prior to 5:00 p.m., New York City time, on ___, 2001 and take all other steps which are necessary to exercise your rights, on or prior to the date on which this offering expires. If the procedures set forth in the preceding sentence are not followed prior to the expiration date, your rights will expire.

Subscription Agent

                  Sandler O'Neill Shareholder Services, a division of Sandler O'Neill & Partners, L.P., will act as our subscription agent to accept exercises of subscription rights for this offering. All communications to the subscription agent, including the delivery of subscription certificates and payment of the subscription price, should be addressed as follows:

                    Sandler O'Neill Shareholder Services
                    c/o Sandler O'Neill & Partners, L.P.
                     2 World Trade Center, 104th Floor
                             New York, NY 10048

                  Your delivery to an address other than the address set forth above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery

                  Any questions or requests for assistance concerning the method of subscribing for shares of our common stock or for additional copies of this prospectus or the Instructions as to Use of the subscription certificates can be directed to the subscription agent the address specified above or at telephone number ___________.

                  We will pay the fees and expenses of the subscription agent and have also agreed to indemnify the subscription agent against certain liabilities which it may incur in connection with this offering.

                  Sandler O'Neill Shareholder Services is a division of Sandler O'Neill & Partners, L.P., a registered broker/dealer. Sandler O'Neill & Partners, L.P. has not been retained to provide, and has not provided, any financial advisory services to us in connection with this offering and is not acting as an underwriter with respect to this offering. Neither Sandler O'Neill Shareholder Services nor Sandler O'Neill & Partners, L.P. makes any recommendation to you or any other person as to whether you should exercise your rights to purchase common stock.

Exercise of Rights by Mr. Gabriel R. Safdie and Ms. Helene Safdie Levy

                  Mr. Gabriel R. Safdie and Ms. Helene Safdie Levy, the holders of approximately 62.95% and 5.48% respectively, of the outstanding shares of CBNY common stock, have agreed to subscribe for all of the shares of our common stock underlying their basic subscription rights. Mr. Safdie and Ms. Safdie Levy have also advised us that they intend to exercise their respective over-subscription rights to subscribe for additional shares. As a result, Mr. Safdie and Ms. Safdie Levy are expected to acquire at least 62.95% and 5.48%, respectively, of our common stock through this offering.

Mandatory Purchase Agreement

                  Mr. Safdie has agreed, in accordance with the mandatory purchase agreement and subject to certain conditions, that if following the expiration date of the rights offering, validly exercised basic subscription rights and over-subscription rights do not result in proper and valid subscriptions for the entire number of shares of our common stock offered pursuant to this offering, Mr. Safdie will purchase from us all the shares of our common stock underlying unexercised subscription rights.

Failure by the Mandatory Purchaser to Meet His Obligations

                  If Mr. Safdie fails to meet his obligations under the mandatory purchase agreement, the rights offering may be cancelled. If the rights offering is cancelled, the subscription agent will promptly return to all persons who elected to exercise subscription rights, without interest, any payment received in respect of the subscription price and no shares of our common stock will be distributed.


           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

                  The following is a summary of certain U.S. federal income tax consequences of the rights offering to holders of CBNY common stock who hold their subscription rights and CBNY common stock as capital assets. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to change at any time (possibly with retroactive effect). This summary is not a complete description of all the U.S. federal income tax consequences of the rights offering and, in particular, may not address U.S. federal income tax considerations applicable to holders of CBNY common stock who are subject to special treatment under U.S. federal income tax law, (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired CBNY common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold CBNY common stock as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the rights offering under applicable foreign, state or local laws. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE RIGHTS OFFERING TO YOU, INCLUDING THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

                  A holder of CBNY common stock on the record date of the rights offering who exchanges its CBNY common stock for cash pursuant to the Merger Transaction will receive cash and subscription rights. The receipt of cash and subscription rights by a holder of CBNY common stock will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction for state, local and foreign income tax purposes. Although the matter is not free from doubt, CBNY intends to take the position that, for U.S. federal income tax purposes, the distribution of subscription rights to a holder of CBNY common stock and the receipt of cash by a holder of CBNY common stock pursuant to the Merger Transaction should be treated as a single, integrated transaction in which the holder of CBNY common stock receives the subscription rights and cash in exchange for its CBNY common stock. In such case, the holder will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the fair market value of the subscription rights received (determined on the date of distribution) and the amount of cash received pursuant to the Merger Transaction and (ii) the holder's adjusted tax basis in its shares of CBNY common stock exchanged therefor. A holder of CBNY common stock who disposes of such stock after the record date of the rights offering will receive only subscription rights. Consistent with the intended position discussed above, the subscription rights should be treated as having been received in exchange for a portion of a holder's CBNY common stock. In each of these cases, any gain or loss will be long-term capital gain or loss, provided that the holder's holding period for its CBNY common stock is greater than one year at the time of the relevant exchange. The deductibility of capital losses, if any, realized on the disposition of CBNY common stock may be subject to certain limitations.

                  A holder's tax basis in its subscription rights should equal the fair market value of such subscription rights on the date of distribution. A holder that exercises its subscription rights should not recognize income, gain or loss for U.S. federal income tax purposes as a result of such exercise. A holder's tax basis in our common stock acquired upon exercise of its subscription rights should equal the holder's tax basis in its exercised subscription rights plus the subscription price paid for such stock. The holding period for the common stock acquired upon exercise of subscription rights should begin on the date the rights are exercised. If a holder's subscription rights expire unexercised, the holder should have a capital loss equal to its tax basis in its unexercised subscription rights. The deductibility of capital losses, if any, realized on the expiration of unexercised subscription rights may be subject to certain limitations.

                  No assurances can be given that the Internal Revenue Service will not assert, or that a court will not sustain, positions different than those described above, including with respect to the amount, timing and character of the income attributable to the receipt or exercise of subscription rights by a holder of CBNY common stock. For example, the Internal Revenue Service could assert that a holder of CBNY common stock is treated as receiving only the cash consideration in exchange for its CBNY common stock, and that the receipt of subscription rights should be treated as ordinary dividend income to the holder in an amount equal to the fair market value of the subscription rights on the date of distribution (to the extent of CBNY's earnings and profits).

                  Regardless of whether the subscription rights are treated as consideration received in exchange for shares of CBNY common stock or as a dividend, CBNY should recognize gain as a result of the distribution of the subscription rights in an amount equal to the excess of the fair market value of the subscription rights on the date of distribution over its tax basis, if any, in the subscription rights.

                              USE OF PROCEEDS

                  Assuming full exercise of the rights, we anticipate that the cash proceeds from the sale of the shares of our common stock offered in the rights offering, before payment of offering fees and expenses, will be approximately $10.6 million.

                  We expect that approximately $5.0 million of such proceeds will be used to repurchase the shares of our common stock owned by CBNY and that any unallocated proceeds will be used primarily to provide needed working capital for general corporate purposes, including salaries, rent, furniture and equipment, vendor contracts, marketing expenses, consultants' fees, computer and related systems acquisitions and programming, and network expansion and integration.

                              DIVIDEND POLICY

                  We have not declared or paid any cash dividends on our common stock since our inception and do not expect to pay any cash dividends for the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business.


                    DETERMINATION OF SUBSCRIPTION PRICE

                  Our common stock is currently not listed or traded on any national exchange. We believe that, after the rights offering, our common stock will be eligible to be traded in the over- the-counter market on the OTC Bulletin Board maintained by the NASD or the Pink Sheets maintained by Pink Sheets LLC.

                  Our board of directors determined the subscription price of our common stock in the rights offering based on various factors, including the intended use of proceeds of the offering, the amount of proceeds we needed to raise, prevailing market conditions, the history of and prospects for the industry in which we compete, an assessment of our management, our prospects, our capital structure and other factors as were deemed relevant. The board of directors did not obtain an independent valuation in determining the subscription price. The subscription price does not indicate that our common stock has a value of that amount or could be resold at that price. Our board of directors' determination does not constitute a recommendation to holders of CBNY common stock as to the advisability of exercising rights to purchase our common stock in this offering.

                               CAPITALIZATION

                  The following table sets forth our capitalization, as of March 31, 2001:

                  o   on an actual basis; and

                  o on an as adjusted basis to give effect to the sale of 1,060,000 shares of common stock in this offering and the receipt and application of the net proceeds from this offering of approximately $10.6 million, before deducting estimated offering expenses as well as the payment of approximately $5.0 million to CBNY to repurchase the shares of our common stock held by it.

                  In April 2001, CBNY contributed capital in the amount of approximately $4.0 million to us, which is in addition to the $1.0 million in capital it has already contributed since our inception.


                                                                         March 31, 2001
                                                              ------------------------------------
                                                                    Actual           As Adjusted
                                                              ------------------   ---------------

                                                                                   ---------------
Cash and cash equivalents...................................  $        1,005,944        11,605,944
                                                              ==================   ===============

Stockholders' equity :

     Common stock, $1.00 par value, 5,000,000 shares
     authorized, 10 shares issued and outstanding actual,
     1,060,000 shares as adjusted...........................  $               10  $      1,060,000

     Additional paid-in capital.............................             999,990        10,540,000

     Retained earnings......................................               5,944             5,944
                                                              ------------------   ---------------

     Total stockholders' equity.............................           1,005,944        11,605,944
                                                              ------------------   ---------------

       Total capitalization.................................  $        1,005,944   $    11,605,944
                                                              ==================   ===============


                          SELECTED FINANCIAL DATA

                  The following selected financial data should be read in conjunction with our financial statements and accompanying notes appearing elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The statement of operations data for the year ended December 31, 2000, and the balance sheet data as of December 31, 2000, are derived from, and are qualified by reference to, our financial statements and related notes which have been audited by Deloitte & Touche LLP and are included in the prospectus. The summary historical financial data for the three months ended March 31, 2001 has been derived from our unaudited financial statements. Historical results are not necessarily indicative of the results to be expected in the future.


                                                                                              Three Months
                                                                   Eight Months                   Ended
                                                                Ended December 31,              March 31,
                                                           -----------------------------     ---------------
                                                                       2000                       2001
                                                           -----------------------------     ---------------

Statement of Operations Data:

Income from operations
   Interest income......................................                   $       3,275    $          2,669
   Interest before income tax expense...................                           3,275               2,669
   Income tax expense...................................                             -                   -
                                                                          --------------  ------------------
   Net income...........................................                   $       3,275    $          2,669
                                                                          --------------  ------------------

   Basic and diluted net income per common share........                   $         328    $            267
                                                                          --------------  ------------------
   Weighted average shares outstanding used in
     computing basic and diluted net loss per common
     share..............................................                              10                  10
                                                                          --------------  ------------------



                                                                As of December 31,         As of March 31,
                                                           ----------------------------   ------------------
                                                                       2000                      2001
                                                           ----------------------------   ------------------
Balance Sheet Data:

Cash and cash equivalents...............................                  $   1,002,412   $        1,005,944
Accrued interest receivable.............................                            863                    0
                                                                          -------------   ------------------
    Total assets........................................                  $   1,003,275   $        1,005,944
                                                                          -------------   ------------------
    Total liabilities...................................                              0                    0
                                                                          -------------   ------------------
Total stockholders' equity..............................                  $   1,003,275   $        1,005,944
                                                                          =============   ==================


      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                           RESULTS OF OPERATIONS

                  The following discussion and analysis should be read in conjunction with "Selected Financial Data" and our financial statements and the related notes included elsewhere in this prospectus. This discussion includes forward-looking statements that reflect our current views with respect to future events and financial performance and that involve risks and uncertainties. Our actual results, performance or achievements could differ materially from those anticipated in the forward-looking statements as a result of certain factors including the risks discussed in "Risk Factors" and elsewhere in this prospectus.

Analysis of Financial Condition

                  We were incorporated on April 14, 2000. We received approval from the NASD to operate as a broker-dealer on January 8, 2001 and commenced commercial operations on April 24, 2001. We have only generated minimal revenues to date from business operations. We earned aggregate net income of $3,275 during the period from April 14, 2000 (our inception) to December 31, 2000 and aggregate net income of $2,669 in the three months ended March 31, 2001. This income is comprised of interest income earned on the investment of our capital in short term commercial paper.

                  We have financed the establishment of our business to date from capital contributions of approximately $5.0 million from our sole shareholder, CBNY, including a capital contribution of $4.0 million made to us by CBNY in April 2001.

                  We expect to generate revenues primarily from brokerage commissions derived from acting as agent in securities transactions, including in listed and unlisted equities, corporate debt, mutual funds, government securities, municipal securities and unit investment trusts.

                  We also expect to generate significant revenue from:

                  o acting as principal in riskless principal transactions in foreign and domestic debt securities;

                  o holdings fees on customers' assets maintained in custody by us;

                  o income derived from transacting as agent in equity securities; and

                  o   interest income earned on investing our capital.

                  If we obtain approval to practice as an investment adviser, we also expect to generate revenue from the charging of management fees on customers' discretionary portfolios.

Plan of Operation

                  Management's immediate plan is to focus its efforts on establishing our operations, primarily through undertaking a marketing campaign to bring brand name recognition to our company and to attract customers from our target market.

                  We currently anticipate that the net proceeds of this offering, assuming all rights are exercised, together with our existing cash balances, will satisfy our cash requirements through at least June 2002. We will use a portion of the proceeds of the rights offering to repurchase all of the shares of our common stock held by CBNY for an aggregate purchase price equal to the amount by which the book value of our assets exceeds the book value of our liabilities, in each case as of the day immediately preceding the consummation of the rights offering. We expect that the purchase price will be approximately $5.0 million. Other expenditures we expect to incur over the remainder of the current fiscal year include expenditures in relation to salaries, rent, furniture and equipment, vendor contracts, marketing expenses, consultants' fees, computer and related systems acquisitions and programming, and network expansion and integration.

                  We may need to raise additional funds in the future in order to fund the growth and expansion of our business. We cannot be certain that any required additional financing will be available on terms favorable to us.

                  We currently have no employees of our own. However, when we cease to be a subsidiary of CBNY, we anticipate that we will have approximately 40 employees, substantially all of which will be former employees of CBNY.

Liquidity and Capital Resources

                  As of March 31, 2001, we had cash and cash equivalents and securities inventories of $1,005,944. In addition, in April 2001, CBNY contributed an additional $4.0 million in capital to us.

                  We have applied for a line of credit from Euroclear and from The Chase Manhattan Bank to facilitate settlement of our international securities transactions and those of our customers.

                  Applicable laws and regulations require minimum levels of capital to be maintained by us. In particular, we are subject to the net capital rules of the NASD and the SEC. Therefore, we are subject to restrictions on the use of capital and related liquidity. Our net capital as of March 31, 2001 was $1,005,944, which is $755,944 in excess of our net capital requirements. We will continually review the overall capital and funding needs of the Company to ensure that the Company meets its regulatory requirements and can appropriately support the anticipated capital needs of our business.

Recent Accounting Pronouncements

                  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. We adopted SFAS No. 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have a significant impact on our financial position or results of our operations because we do not have derivative activity.

                  In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaces SFAS No. 125. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. We adopted the provisions of SFAS No. 140 in the fourth quarter of 2000 for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral, and are required to adopt SFAS No. 140 during the second quarter of 2001 for transfers and servicing of financial assets and extinguishments of liabilities. We do not expect SFAS No. 140 to have a material effect on our net results of operations, financial position or cash flows.

                                  BUSINESS

Overview

                  We were incorporated in April 2000 for the purpose of becoming a provider of traditional brokerage services in equities, corporate debt, mutual funds, government securities, municipal securities and unit investment trusts. We intend to transact agency and riskless principal transactions in these securities for both domestic and international customers.

                  We commenced operations of our brokerage business on April 24, 2001. Our revenues will be derived primarily from brokerage commissions charged and from the provision of related brokerage services. While our core business will be brokerage services, we intend to expand our product offerings later in 2001 and 2002 to provide our customers with a greater range of options to satisfy their financial objectives. We anticipate that we will, in the future, introduce cash management services, on-line portfolio tracking and account information, on-line access to research and market data, options trading, margin lending and investment advisory services.

                  We plan on leveraging off the existing international private banking client base of CBNY to grow our customer base. Our targeted customers include non-U.S. residents who are international private banking clients of CBNY, as well as other domestic and international persons. Given the experience of our management and our registered representatives with servicing customers from the Latin American region and in Latin American securities markets generally, we will focus our initial marketing efforts towards customers from this region.

Targeted Customers

                  We intend to market our services and bring brand name recognition to the Company by a marketing campaign directed at our targeted customer base. We intend to service both high net worth individuals and mid-sized institutions, such as money managers, mutual funds and pension funds. Our target customers include non-U.S. residents who are international private banking clients of CBNY, as well as other domestic and international persons. CBNY currently has relationships with approximately 3,600 international clients and 19,000 domestic clients. During 2001, we will be almost exclusively soliciting international clients, particularly the international private banking clients of CBNY. A large proportion of these potential international customers reside in Latin America and we will target our initial marketing efforts on this group.

                  Pursuant to the Reorganization Agreement, until the Merger Transaction is effective, we are entitled to solicit all customers, including loan customers, deposit customers and advisory, custodial or investment management customers, whose accounts are maintained by CBNY or any of its subsidiaries in accordance with historical practice as part of the International Private Banking Division of CBNY, but we will not be permitted to solicit any other customers of CBNY until after the Merger Transaction is effective. We anticipate that we may also be able to leverage off of our relationships with other Safdie-controlled entities worldwide, including Multi Commercial Bank, to provide brokerage services to such entities and to solicit referrals from other Safdie-controlled enterprises for our brokerage services. We will commence solicitation of domestic clients in 2002 when we have a broader range of products and service offerings available.

                  We believe we can attract these targeted customers by building on the reputation for excellent customer service of the Safdie family businesses worldwide, by providing brokerage services in which our staff has considerable experience and knowledge, and by maintaining a high level of personalized customer service. Our executive officers and many of the personnel we anticipate recruiting have, in the course of their employment at CBNY and in other organizations, developed experience and expertise in servicing customers from the Latin American region and in Latin American securities markets generally.

Services and Products

                  Our existing services and product offerings are described below:

         General Financial Brokerage Services. We will provide traditional brokerage services to both international and domestic customers. Our brokerage services will include the ability to transact business in the following types of securities and markets:

                 o   equities;
                 o   US Treasury bills, notes and bonds;
                 o   US Agency bonds and discount notes;
                 o corporate bonds issued in the United States and overseas denominated in both US dollars and foreign currencies;
                 o government bonds issued in US dollars and foreign currencies;
                 o   domestic and Euro commercial paper;
                 o   certificates of deposit issued by banks;
                 o   unit investment trusts; and
                 o   mutual funds.

                  We will charge our customers an account maintenance fee based on the average monthly balance of each customer's brokerage account, subject to a minimum annual fee of $400. We will charge commissions on executed trades based on a sliding scale determined by the value of the securities transaction executed. Ancillary services will be charged according to a schedule of servicing fees and other charges.

                  We have contracted with Broadcort for the provision of trade clearance and trade execution services in relation to domestic equity securities and for trade clearance services in relation to domestic fixed income securities. Broadcort will hold in custody, on an omnibus basis on our behalf, our customers' securities, collect the interest and dividends on securities due to our customers, and make the appropriate credits to the omnibus account. We will maintain records of our customers' positions in relation to the omnibus account and will issue our customers with regular, concise and easy to read account statements.

                  In relation to international securities, we will be self-clearing through Euroclear pursuant to a sub-account which we have established under the current clearing agreement between CBNY and Euroclear. Pursuant to this arrangement, Euroclear will settle transactions pursuant to instructions received from us and will hold securities for us and, in an omnibus account, for our customers. We have applied to Euroclear to establish our own clearing account and have applied for a line of credit from Euroclear and from The Chase Manhattan Bank to facilitate settlement of our international securities transactions and those of our customers.

         Foreign Currency Services. In response to the globalization of securities markets, we will provide our customers with foreign currency services. These services will include offering our customers the capability to buy and sell foreign currencies on a spot and forward basis. These services will allow our customers to trade in securities denominated in foreign currencies and provide them with the capability to enter speculative and hedging transactions in foreign currencies, thus increasing their financial flexibility. We intend to license from an appropriate vendor a software system to manage foreign currency transactions.

         Sweep Accounts and Cash Management Services. We will offer sweep accounts to the Dreyfus family of money market mutual funds for both our international and domestic clients. On a daily basis, if a customer chooses to have a cash management account, funds provided to us by that customer to enable us to settle securities transactions on its behalf or for investment purposes will be swept from the customer's cash account to buy shares in one of two money market mutual funds offered by Dreyfus. We will maintain records of our customer positions and balances with respect to the money market mutual funds offered by Dreyfus and this customer information will not be disclosed to Dreyfus.

                  Our customers will initially have the option of investing funds in their asset management account in one of two money market mutual funds managed by Dreyfus. We plan on expanding the range of investment options in the future to include other money market mutual funds. We intend to offer our customers various cash management options in connection with these accounts. In particular, we propose to add checking and debit card privileges in conjunction with the asset management accounts in the third quarter of 2001. Under this proposal, our customers will have access to free check writing and/or a Gold MasterCard debit card drawn against money market funds of the customer held by Dreyfus. We anticipate that the checking account privileges and debit cards will be offered through Boston Safe and Trust Bank.

         Highly Personalized Customer Service. We consider that a high degree of personalized service will be critical to our success. Each of our registered representatives will be highly skilled and appropriately licensed and many of them will be multi-lingual. Each customer will have access to a designated registered representative who will be familiar with that customer's portfolio, investment objectives, characteristics and transaction history and other factors that will enable the registered representative to deliver a high quality of personal service. The registered representatives will be accessible by telephone or personally during business hours and, in the event that a customer's designated registered representative is unavailable, back-up service will be provided by the principal supervising the registered representative or by another qualified employee. Our representatives will be able to take orders for securities transactions and provide securities quotes, account and portfolio information and information about our various product and service offerings.

                  Our long term strategy is to offer a full array of brokerage products and related services to provide our customers with a wide range of options to help them achieve their financial objectives. We currently intend to expand our product and services offerings in the future to include the following:

         Portfolio Tracking and Account Information. By the third quarter of 2001, we intend to enable our customers to review their account portfolio information through the Internet. Once our Web site is operational, we anticipate that through the use of technology licensed from third parties, we will be able to offer our customers on-line access through our Web site to a listing of their portfolio assets, account history and account balance information, including cash and money fund balances, net market value, dividends received, interest earned, deposits and withdrawals. We anticipate that account portfolio information will be updated regularly throughout the day.

         Margin Lending. By the fourth quarter of 2001, we intend to offer margin lending services to our customers which will enable them to purchase securities on margin.

         Options. By the fourth quarter of 2001, we intend to offer our customers the ability to open and maintain accounts for the purpose of executing options transactions.

         On-Line Research, Market Data and Financial Information. By late 2002, we intend to make research and analysis from independent research organizations and other market data, news and financial information available to our customers. Such information will be available upon request from our corporate offices and will be provided in client mailings. Once our Web site is operational, this research and other information will also be accessible by means of a password- protected hyperlink from our Web site. Content such as news, quotes, charts and fundamental data helps provide investors with the information necessary to make investment decisions. We believe that these information services will fulfill our customers' information needs and increase transaction volume. To facilitate our provision of this service offering, we intend to enter into an agreement with various information providers which will provide us with access to appropriate research, analysis and other news and financial information.

         Investment Advisory, Discretionary Management and Other Products and Services. In addition to the products and services discussed above, as we are currently licensed only as a broker, we also intend to apply for certain regulatory approvals to further enable us to expand our product and service offerings and to provide us with increased flexibility to meet the financial needs of our customers. We are currently applying to the SEC to become a registered investment adviser, and various members of our management and several of our registered representatives are in the process of procuring the licenses required to allow the Company to offer investment advisory and discretionary management services.

                  Once we are registered as an investment adviser, we intend to enter into an agreement with Fidelity Investments pursuant to which Fidelity Investments will execute and clear transactions, in accordance with investment instructions provided by our personnel, from a series of mutual fund portfolios we intend to establish with Fidelity Investments on an omnibus basis. We anticipate offering our customers the option of selecting from a range of asset allocation strategies which reflect a variety of risk profiles. Once customers have been matched to an asset allocation strategy suitable to their needs and investment characteristics, their funds will be invested in the mutual funds maintained by Fidelity Investments in accordance with the risk profile of the particular strategy. Each customer will have a sub-account with Fidelity Investments which will be comprised of shares in the funds included in that customer's asset allocation strategy, although each of the sub-accounts will be in our name and we will not disclose details of our customers to Fidelity Investments. Our personnel will monitor the allocations of investments in the mutual funds of the particular allocation strategies on a daily basis. If our personnel decide, based on varying market conditions, to change the allocations of a particular strategy, Fidelity Investments will buy or sell shares of the relevant funds for each relevant sub-account holder as instructed by our personnel.

                  We also anticipate that we will apply to the NASD for dealer status which will allow us to maintain inventories of securities for resale to our customers and other broker- dealers.

Clearing Arrangements

                  We will use Broadcort for clearance and settlement on an omnibus basis of most of our domestic securities transactions and we will self-clear all foreign securities transactions through Euroclear.

         Domestic Securities Business

                  We will directly execute our own and our clients' domestic fixed income securities. Broadcort will provide us with trade clearance and trade execution services in relation to domestic equity securities and trade clearance services in relation to domestic fixed income securities, based on instructions provided by us. Broadcort will clear our customer orders on an undisclosed basis through an omnibus securities clearing account, maintain custody of the securities of our customers on our behalf, and provide trade confirmations to us. In compensation for its services, we pay Broadcort fees for maintenance of the omnibus account and for clearing and executing transactions in the account, including a minimum aggregate fee per annum for gross execution and clearance charges. We have agreed to indemnify and hold Broadcort harmless from certain liabilities or claims. Our agreement with Broadcort will remain in effect until terminated by either party upon 90 days written notice or immediately upon breach of any representation, warranty, duty, responsibility or obligation of the other party. We depend on the operational capacity and the ability of Broadcort for the orderly processing of transactions.

                  Our agreement with Broadcort is non-exclusive. We are also permitted under the agreement to place for execution orders for our customers' accounts with firms other than Broadcort to the extent that we determine that such action is necessary to meet our duty to obtain best execution for customer orders. However, we have agreed that, with respect to any such orders, we will report executions promptly to Broadcort for clearance in accordance with Broadcort procedures.

                  We will maintain records of each of our customer's positions in relation to the transactions effected in respect of the omnibus account maintained by Broadcort. Sungard's proprietary applications software system, known as the Phase 3 system, will be used both to handle the sub-accounting for each customer's account and to maintain our books and records.

                  We will have general responsibility for the conduct of our customers' accounts, including obtaining all papers required for the opening and operation of such accounts, determining the suitability of all transactions therein, establishing the authenticity of all orders, obtaining necessary account documentation, and furnishing all required confirmations and statements of account.

         International Securities Business

                  In relation to our international securities business, we will self clear transactions through Euroclear with whom the Phase 3 system has an established interface. The self-clearing operations for international securities has been in place at CBNY since 1994, and we have established a sub-account under the CBNY account to enable us to utilize the same process. We have applied to establish our own clearing account with Euroclear. Euroclear will settle transactions on our behalf pursuant to instructions given by us and will hold securities for us and our customers in omnibus accounts. We will maintain sub-accounting records using the Phase 3 system to track each customer's positions in relation to the transactions effected in respect of our omnibus account. Information about our customers and their individual positions will not be disclosed to Euroclear.

         Settlement of Transactions

                  Trades executed for our customers by Broadcort or by any other means consistent with our best execution obligation will be settled either at Broadcort, Euroclear or Dreyfus. Customer funds will be debited from their account and sent to the settlement location to fund purchases. Funds received from any settlement location on sales will be credited to the customer's account. We will maintain records of each of our customer's positions in relation to the transactions effected in respect of the omnibus accounts at each of Broadcort, Euroclear, and Dreyfus, and information about specific customers and their transactions will not be disclosed to these entities.

         Insurance

                  We are a member of Securities Investor Protection Corporation, or SIPC, which provides, in the event of the liquidation of a broker-dealer, protection for customers' accounts up to $500,000, subject to a limitation of $100,000 for claims for cash balances. We also intend to apply for additional coverage from a private insurer so as to be able to offer our customers protection in excess of the standard SIPC coverage. In addition, in relation to our omnibus account held by Broadcort, Broadcort has purchased the $500,000 standard SIPC protection and also has additional coverage from an independent insurance company for securities and cash held in client accounts for their full net equity value in excess of the SIPC limits. Because this insurance applies to our omnibus account with Broadcort on an aggregate basis, it does not extend directly to the individual accounts of our customers. Nevertheless, this insurance covers all securities and cash of our customers held in our omnibus account at Broadcort.


Other Operations

         Cash Management Services

                  We intend to enter into agreements with Dreyfus and Boston Safe and Trust Bank to facilitate our provision of sweep accounts and related cash management services.

         Statements and Confirmations

                  Statements and confirmations of customer trades will be printed and mailed to our customers by United Information Systems based on files provided to it by Boston Safe and Trust Bank and the Phase 3 system.

Technology

                  Through our relationships with Broadcort and Sungard, we are assembling a variety of technologies to enable us to provide an integrated range of services to our customers.

         Phase 3 System

                  Pursuant to an agreement between us, CBNY and Sungard, we are provided with on-line processing services and report services by Sungard which are available through the Phase 3 system. Phase 3 is an online data processing system for securities transactions. Once a trade has been executed for a customer, our personnel will enter the details of the trade into the Phase 3 system via terminals at our office. Our access over the Internet to our omnibus account at Broadcort enables us to enter trades and to track information regarding our omnibus account. We also have access to the interface between the Phase 3 system and Broadcort. Through this link, customer trades and positions in the Phase 3 system will be automatically matched to Broadcort's records and we will receive daily transaction and position reports which will note any inconsistencies.

                  We also have access to the interface between the Phase 3 system and Euroclear through the sub-account which we have established under the existing account maintained by CBNY with Euroclear. We expect that our access to this interface will continue once we establish our own account with Euroclear prior to the Merger Transaction becoming effective. Through this link, we will receive daily transaction and position files from Euroclear which will be automatically matched to records of customer transactions which have been entered by our personnel into the Phase 3 system.

                  We license the Phase 3 system from Sungard under a Remote Processing Agreement between us, CBNY and Sungard. Our agreement expires on December 6, 2005 and it will be subsequently renewed automatically for successive one-year terms, unless terminated earlier. The agreement may be terminated by either party effective as of December 6, 2005 or at the end of any one-year renewal term by at least ninety days advance written notice. The agreement may also be terminated by Sungard in the event of specified breaches by us such as failure to pay, breach of confidentiality, ownership and restrictive covenants and other obligations and specified insolvency events, and by us in certain circumstances. Under the agreement, Sungard provides us with online processing, report services, implementation support, training and ongoing support services. Sungard charges us monthly fees, including a minimum monthly fee, based upon a transaction cost per trade which is reduced as monthly trade volume is increased. We are also required to pay additional special service fees to Sungard for consulting, custom modification programing and specialized support services. In addition, we reimburse Sungard for reasonable out-of-pocket expenses.

                  Sungard makes a backup copy of our data files in its possession at the end of each business day and at the end of each month and such files are stored at an off-site location for specified periods.

         BrokerWare System

                  We intend to enter into a contract with Sungard EMS for the provision of access through the Internet to its BrokerWare system. The BrokerWare system will enable us to offer our customers access to their account balances, portfolio listings and transaction histories through the Internet. In addition, we anticipate that in later 2002 we may utilize the BrokerWare system to provide our customers with online access to real-time quotes as well as a variety of research, market data, news and financial information to assist them in achieving their financial objectives.

Marketing

                  We have not undertaken any marketing efforts to date. However, we propose to market our services and increase recognition of our company name through meetings with our targeted customers. As part of our marketing strategy, we intend to request referrals from our customers as we believe that this is an effective and proven method of penetrating our targeted customer base. We plan to undertake print advertising, including in brochures, and to develop a quarterly program of targeted mailings to existing and potential customers so as to increase awareness of our company and the range of products and services which we offer. Once our Web site is operational, we also plan to use it to provide detailed information about our products and services.

                  Our goals in relation to our marketing program are to increase recognition of the Company and awareness of our expanding range of products and services, attract customers and increase the retention and value of existing customers.

Legal and Compliance

                  We intend to maintain a comprehensive compliance program, which will monitor and implement policies to ensure our adherence to securities laws, regulations and rules, and rules imposed by the self-regulatory organizations, and other similar rules and regulations to which we are subject. All of our personnel will be required to comply with and maintain familiarity with our compliance manual, which we will regularly update as we introduce new products and services to our range of offerings.

Competition

                  The market for brokerage services is rapidly evolving and intensely competitive, and we expect competition to continue to intensify in the future. We expect that we will encounter intense competition in all aspects of our securities business and compete directly with traditional full service and discount brokerage firms, including those with primarily Internet- based brokerage operations. We also encounter competition from the broker-dealer affiliates of established full service financial firms, such as Salomon Smith Barney and Credit Suisse First Boston, among others. In addition, other sources of competition, such as banks, mutual funds and insurance companies have entered our market.

                  We believe that the principal competitive factors affecting competition in the securities industry are the quality and abilities of professional personnel; the quality, depth and breadth of services and content; and the relative prices of services and products offered. While we do not expect to provide the lowest commissions available, we expect to compete on the basis of a high level of personalized customer service.

                  Most of our competitors have longer operating histories and many have significantly greater financial, technical, marketing and other resources than we do and may gain market share to our detriment. In addition, some of our competitors offer a wider range of services and financial products than we do, and therefore may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. It is also possible that new competitors or alliances among existing competitors may emerge and acquire significant market share.

                  The general financial success of companies within the securities industry, and in particular the online securities industry, over the past several years has strengthened existing competitors. Our management believes that this success will continue to attract new competitors to the industry. The Financial Services Modernization Act of 1999, which permits affiliation among banks, securities firms and insurance companies, will also likely affect the competitive environment in which we conduct business, and the current trend toward consolidation in the financial services industry could further increase competition in all aspects of our business. While it is not possible to predict the type and extent of competitive services that other financial institutions ultimately may offer or whether administrative or legislative barriers will be repealed or modified, firms such as the Company may be adversely affected by competition or legislation. In addition, competition among financial services firms exists for experienced technical and other personnel.

                  We consider that our primary competitive advantages lie in our strong commitment to customer service in the tradition of Safdie family businesses worldwide and the considerable experience of our personnel in relation to servicing the type of clients who comprise our targeted customers. In particular, we will have several personnel who have been employed by CBNY and who have experience and expertise in relation to customers from the Latin American region and in the Latin American financial markets generally.

Government Regulation; Net Capital Requirements

         Securities Industry

                  The securities industry in the United States is subject to extensive regulation under both federal and state laws. As a matter of public policy, regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets, not protecting creditors and shareholders of broker-dealers. The SEC is the federal agency responsible for the administration of the federal securities laws. We are registered with the SEC and are a member of the NASD. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, or SROs, such as the NASD, which has been declared by the SEC as our designated SRO. These SROs adopt rules, subject to approval by the SEC, that govern the industry and conduct periodic examinations of our operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. We are registered as a broker- dealer in Connecticut, Florida, New Jersey and New York.

                  Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure, record-keeping and the conduct of directors, officers and employees. Broker-dealers are required, directly or indirectly, to comply with many complex laws and rules, including rules relating to possession and control of customer funds and securities, margin lending and execution and settlement of transactions. Our ability to comply with all applicable laws and rules is dependent in large part upon the maintenance of a compliance system reasonably designed to ensure compliance.

                  We will rely on agents, principally Broadcort, to execute and settle securities transactions on our behalf in relation to our domestic securities business, and Euroclear, to settle transactions on our behalf in relation to our international securities business. Each of Broadcort and Euroclear will maintain omnibus accounts comprised of the assets of our customers. We will maintain the records of each customer's balances in relation to such omnibus accounts, solicit orders from customers and offer investment alternatives to our customers.

                  We plan to initiate a marketing campaign designed to bring brand name recognition to the Company. Our marketing activities are principally subject to regulation by the NASD, but are also subject to federal securities laws and the rules and regulations of the SEC.

                  In addition to servicing our domestic clients, we intend to conduct business with customers from other countries. In order to do so, we may need to comply with certain laws or other regulatory requirements of such countries. The need to comply with the varying regulatory requirements of other jurisdictions may impose significant compliance costs on us and could subject us to increased regulatory scrutiny, either or both of which may have a material adverse effect on our business.

                  The regulatory environment in which we operate is subject to change. Because the use of the Internet to provide online investing services is relatively new, regulatory standards in this area in particular are evolving. Moreover, additional legislation, changes in rules promulgated by the SEC, the NASD, other SROs, the Board of Governors of the Federal Reserve System, foreign jurisdictions whose laws apply to our operations, or changes in the interpretation or enforcement of existing laws and rules, may directly affect our mode of operation and profitability. We cannot predict what effect any such changes might have on our business.

                   The SEC, the NASD or other SROs and state securities commissions may conduct administrative proceedings, which can result in censure, fine, the issuance of cease-and- desist orders, the suspension or expulsion of a broker-dealer or any of its officers or employees, or other remedial measures. In addition, the SEC can file lawsuits in federal district court, which can result in fines, injunctions and other remedial measures.

                  We maintain standard SIPC protection for customers' accounts of up to $500,000, subject to a limitation of $100,000 for claims for cash balances. We also intend to apply for additional coverage from a private insurer so as to be able to offer our customers protection in excess of the standard SIPC coverage. In addition, in relation to our omnibus account held by Broadcort, Broadcort has purchased the $500,000 standard SIPC protection and also has additional coverage from an independent insurance company for securities and cash held in client accounts for their full net equity value in excess of the SIPC limits. Because this insurance applies to our omnibus account with Broadcort on an aggregate basis, it does not extend directly to the individual accounts of our customers. Nevertheless, this insurance covers all securities and cash of our customers held in our omnibus account at Broadcort.

         Net Capital Requirements

                  As a registered broker-dealer and a member of the NASD, we are subject to the SEC's Net Capital Rule. The Net Capital Rule, which specifies minimum net capital requirements for registered broker-dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form.

                  Net capital is essentially defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and certain discretionary liabilities, less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called "haircuts") which reflect the possibility of a decline in the market value of an asset prior to its disposition.

                  We have elected to compute net capital under the "Aggregate Indebtedness Standard." Under the Aggregate Indebtedness Standard, our aggregate indebtedness, as defined in the Net Capital Rule, may not exceed 800% of our net capital, as defined in the Net Capital Rule, for 12 months after commencing business as a broker-dealer, and 1,500% of our net capital thereafter.

                  Failure to maintain the required net capital may subject a firm to a censure, fine, suspension or revocation of registration by the SEC, and/or a censure, fine, suspension or expulsion by the NASD, as well as sanctions by other regulatory bodies, and ultimately could require a firm's liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness, and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if aggregate debit items rise beyond 5% of net capital.

                  The Net Capital Rule also provides that the SEC may restrict, for up to 20 business days, any withdrawal of equity capital, or unsecured loans or advances to shareholders, employees or affiliates ("capital withdrawal") if such capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and the SEC concludes that the capital withdrawal may be detrimental to the financial integrity of the broker- dealer. In addition, the Net Capital Rule provides that the total outstanding principal amount of a broker-dealer's indebtedness under certain subordination agreements, the proceeds of which are included in its net capital, may not exceed 70% of the sum of the outstanding principal amount of all subordinated indebtedness included in net capital, par or stated value of capital stock, paid in capital in excess of par, retained earnings and other capital accounts for a period in excess of 90 days.

                  A change in the Net Capital Rule, the imposition of new rules or any unusually large charge against net capital could limit those of our operations that require the intensive use of capital. A significant operating loss or any unusually large charge against capital could adversely affect our ability to expand or even maintain our present levels of business, which could have a material adverse effect on our business, financial condition and operating results. As of March 31, 2001, we were required to maintain minimum net capital of $250,000, and had total net capital of approximately $1,005,944.

Employees

                  We currently have no employees of our own. When we cease to be a subsidiary of CBNY, we intend to have approximately 40 employees, including 5 general securities principals, 2 financial operations principals, 13 registered representatives and 18 employees performing various accounting, operations, and technical support functions. We will initially staff the Company with employees of CBNY, many of whom have experience in the securities markets from the investment, operations or accounting perspective. We plan to hire additional experienced personnel with relevant brokerage experience, as required.

                  Our success will depend on our ability to attract and retain qualified technical and managerial personnel in the future. There can be no assurance that we will be able to attract, assimilate or retain qualified personnel in the future, and our failure to do so would have a material adverse effect on our business, financial condition and operating results.

                  In order to become registered representatives, our employees will be required to take examinations administered by the NASD and state authorities in order to be qualified to transact business, and we will require them to enter into agreements with us obligating them, among other things, to adhere to industry rules and regulations, our supervisory procedures and not to solicit customers in the event of termination of employment. Most of the employees of CBNY whom we intend to hire as registered representatives initially are already qualified registered representatives.

Properties

                  Our corporate head office is currently located at 320 Park Avenue, New York, New York, in premises leased by CBNY from Mutual of America Life Insurance Company. We anticipate that, prior to us ceasing to be a subsidiary of CBNY, we will enter into a lease with Mutual of America for an area comprising approximately 14,000 square feet of these premises for a term of 10 years for an annual lease payment of approximately $1.0 million.

Legal Proceedings

                  We are not currently party to any litigation that we believe could have a material adverse effect on our business, financial condition or operating results.


                                 MANAGEMENT

Directors and Executive Officers

                  The names of our directors and executive officers and their respective ages and positions as at March 31, 2001 are as follows:


Name                    Age    Position
----                    ---    --------
Gabriel R. Safdie       40     Chairman of the Board of Directors
Guiora Esrubilsky       53     Director
Jose A. Paulucci        54     Director, President and Chief Executive
                               Officer
Donald J. Linton        57     First Vice President, Financial Operations
                               Principal and Treasurer
Patricia Cappeto        48     First Vice President, Director of Compliance
                               and Legal Counsel
Carl M. Schutt          53     First Vice President and Director of Operations
Julius J. Vorchheimer   42     First Vice President and Director of Trading
Robert Wotczak          34     First Vice President and Director of Sales and
                               Marketing

                  Mr. Paulucci and Mr. Esrubilsky have served continuously as directors since our inception in April 2000. Mr. Safdie has served as a director since May 2001. Each director will hold office until the next annual meeting of our stockholders or until his successor has been elected and qualified or until his resignation or removal, if earlier. None of the directors listed above serves as a director pursuant to any arrangement or understanding between him and any other person(s).

                  The following are brief biographies of our directors and executive officers:

Gabriel R. Safdie. Mr. Safdie has served as our chairman of the board of directors since May 2001. Mr. Safdie was a Vice President of CBNY from its inception in 1988 to December 1999, has been the chairman of the board of directors of CBNY since its inception in 1988 and has been a consultant to CBNY since January 2000. Mr. Safdie has served as Vice Chairman of the board of directors of Multi Commercial Bank of Geneva, Switzerland since February 1993 and as a Vice President of Key Financial Corporation, a New York corporation, since 1988. Prior to 1988, he held a number of positions in Banco Cidade in Brazil. Mr. Safdie holds a B.A. from Pontifica Universidade Catolica in Sao Paulo, Brazil and an M.B.A. from Babson College.

Guiora Esrubilsky. Mr. Esrubilsky has served as a member of our board of directors since our inception in April 2000. Mr. Esrubilsky has served as Executive Vice President, and prior to that as Senior Vice President, in charge of International Private Banking at CBNY since May 1998. From 1988 to September 1998, Mr. Esrubilsky was General Adviser of the Board of Directors of Banco Cidade, in Sao Paulo, Brazil. He has also previously held various positions with Bank Leumi Le-Israel B.M. in Brazil, Uruguay and Israel and has served as the adviser and senior manager of various companies in Buenos Aires, Argentina. Mr. Esrubilsky holds a degree as a Public Accountant from the School of Economics of the University of Buenos Aires, Argentina.

Jose A. Paulucci. Mr. Paulucci has served as a member of our board of directors since our inception in April 2000 and will serve as our President and Chief Executive Officer. Mr. Paulucci has served as Senior Executive Vice President and Chief Operations Officer of CBNY since January 1997, and as Executive Vice President and Chief Operations Officer of CBNY from January 1993 to December 1996. Prior to his employment at CBNY, Mr. Paulucci worked with the Banco Cidade Group, Sao Paulo, Brazil, serving as General Director of several companies within the group from 1990 to 1992 and as Administrative Director (COO and Chief FO) from 1984 to 1989. Mr. Paulucci also served as a Director of the Bank Association of the State of Sao Paulo from 1987 to 1992. He has also served as Administrative Director (COO and CFO) for Banco Geral do Comerico, Sao Paulo, Brazil. At the Sao Paulo Stock Exchange, Mr. Paulucci served for 5 years in various positions, including as General Superintendent (CEO) from 1979 to 1980. Mr. Paulucci holds a degree in Mechanical Engineering from Instituto Techologico da Aeronautica, Sao Jose dos Campos, Brazil, and a Postgraduate degree in Business Administration from Fundacao Getulio Vargas, Sao Paulo, Brazil.

Donald J. Linton. Mr. Linton will be our Financial Operations Principal. Mr. Linton has served as Chief Accounting Officer of CBNY since March 1993. He has also served as First Vice President and Comptroller of CBNY since June 1996 and from March 1993 to June 1996 as Vice President and Comptroller of CBNY. Prior to his employment with CBNY, Mr. Linton served as Vice President and Chief Accounting Officer of First New York Bank for Business from 1988 to 1993 and has held a number of other management positions in accounting and strategic planning with other banks. Prior to 1988, Mr. Linton was also a director of the N.Y. Savings Banks Auditors & Comptrollers Forum. Mr. Linton holds a B.A. from MacMurray College in Jacksonville, Illinois and a graduate degree in banking from the Graduate School of Savings Banking at Brown University.

Patricia A. Cappeto. Ms. Cappeto will be our Director of Compliance and Legal Counsel. Ms. Cappeto has served as First Vice President of CBNY since she joined CBNY in September 2000, and has participated in its development and planning. From 1995 to September 2000, Ms. Cappeto served as Vice President in the New York office of Citibank Private Bank, initially as a Senior Compliance Officer for the U.S. and Latin America Citibank Private Bank and then as a Principal for the Citibank Private Bank's broker-dealer division. Prior to that, Ms. Cappeto held the position of Vice President and Chief Compliance Officer with The Dreyfus Corporation for five years where she was responsible for the development of the compliance program and the creation of an automated tracking system to prevent insider trading. Ms. Cappeto also served in several capacities with the NASD from 1984 - 1990. Ms. Cappeto holds a Juris Doctor degree from New York Law School and a B.B.A. in Finance from Baruch College of the City University of New York. Ms. Cappeto is admitted to the State Bars of New York and Connecticut.

Carl M. Schutt. Mr. Schutt will be our Director of Operations. Mr. Schutt has served as Vice President and the Manager of the Trust Operations Division of CBNY since May 1999. From January 1998 to May 1999, Mr. Schutt worked as a consultant to CIGNA Insurance Corp. in relation to the formation of their Trust Department. From June 1987 to January 1998, Mr. Schutt served as Vice President and Manager of Custody Operations of Bessemer Trust Company. From 1974 to 1987, he held various management positions with First Union Bank, Newark, New Jersey, primarily in the Trust Operations Division and the Institutional Securities Services Division. Mr. Schutt holds a B.A. from Randolph-Macon College, Ashland, Virginia and has attended and graduated from the Pennsylvania and New York State Trust and Estate Administration Schools.

Julius J. Vorchheimer. Mr. Vorchheimer will be our Director of Trading. Since March 1988, Mr. Vorchheimer has served as the head of the Trading Room of CBNY. Mr. Vorchheimer has been a member of the Asset/Liability Committee of CBNY since 1995 and has served as its secretary since 1998. Mr. Vorchheimer is also responsible for managing the investment portfolio of CBNY. Prior to joining CBNY, Mr. Vorchheimer was with Bank Leumi Le-Israel B.M., where he was involved in their trading operations for seven years. Mr. Vorchheimer holds a B.S. in Economics from The City College of New York.

Robert Wotczak. Mr. Wotczak will be our Director of Sales and Marketing. Mr. Wotczak has served as First Vice President and head of the Trust Department of CBNY since he joined CBNY in July 1998. From September 1989 to July 1998, Mr. Wotczak worked for Quick and Reilly Brokerage, including serving for over four years as a registered representative and, for almost five years, as branch manager of its midtown office. Mr. Wotczak holds a B.A. from Baruch College of the City University of New York and achieved the designation of Chartered Mutual Fund Counselor from the Institute of Wealth Management.

Compensation of Directors

                  To date, no compensation has been paid to the directors of the Company for services provided in such capacity.

Executive Compensation

                  All of our executive officers are currently executive officers of CBNY. Prior to the rights offering, CBNY paid all compensation of such officers. Following the consummation of the rights offering and in connection with the Merger Transaction, the executive officers will cease to be employed by CBNY and will be employed by us.

Stock Option Plan

                  In May 2001, our board of directors adopted, and CBNY, as our sole stockholder, approved such plan.

                  General. We have reserved for issuance under the plan 500,000 shares of our common stock, subject generally to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, subdivision, reorganization, merger, consolidation, combination, repurchase or share exchange, or similar corporate transaction or event.

                  Administration. The plan is administered by our board of directors or by a committee of the board of directors designated by the board. The administrator may, subject to the provisions of the plan, determine the persons to whom awards will be granted, the number of shares to be made subject to awards, the exercise price and other terms and conditions of the awards, and interpret the plan and prescribe, amend and rescind rules and regulations relating to the plan.

                  Eligibility. Awards may be granted under the plan to our key employees, including the named executive officers, as selected by the administrator.

                  Terms and Conditions of Options. Stock options may be either "incentive stock options," as that term is defined in Section 422 of the Internal Revenue Code, as amended, or non-qualified stock options. The exercise price of a stock option granted under the plan is determined by the administrator at the time the option is granted, but the exercise price may not be less than the market value per share of our common stock on the date of grant. Stock options are exercisable at the times and upon the conditions that the administrator may determine, as reflected in the applicable option agreement. The exercise period may not extend beyond ten years from the date of grant. The administrator generally has the authority, in its discretion, to accelerate the time at which an option vests or is exercisable as it deems appropriate, for instance, upon a change in control of the Company.

                  Options may be exercised in whole or in part. The option exercise price must be paid in full at the time of exercise, and is payable by either cash or cash equivalents or such other methods as may be approved by the administrator.

                  Termination of Employment. Options that are exercisable as of the date of a participant's termination of employment or service with the Company may be exercised after such date for the period set forth in the option agreement or as otherwise determined by the administrator. In the event of the death of a participant, the administrator, in its discretion, may provide that all unexercised options at the time of death may be exercised by the participant's estate, beneficiaries, or personal representative, as applicable. The administrator may provide that options held by a participant upon termination from the Company's employment or service for cause shall immediately expire (whether or not then exercisable).

                  Amendment and Termination of Plan. The board of directors may amend or terminate the plan at any time, except that stockholders' approval will be required where necessary to satisfy specific regulatory requirements. The plan will terminate not later than May 8, 2011. However, awards granted before the termination of the plan may extend beyond that date in accordance with their terms.

                  Since the amount of benefits to be received by any participant is determined by the administrator, the amount of future benefits allocated to any employee or group of employees in any particular year is not determinable.


            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Ownership by CBNY

                  We are currently a wholly-owned subsidiary of CBNY and our operations have been financed by capital contributions made by CBNY of $5.0 million, including a contribution of $4.0 million made in April 2001. In February 2001, we entered into a shared services and expense agreement with CBNY. Under the agreement, CBNY provides us with office space at CBNY main office and branch locations and will provide us with CBNY employees to serve as our registered representatives, for an annual fee of $120,000 payable in twelve monthly installments. The term of the agreement is for one year and it is terminable by either party upon six months prior written notice. To date we have not made any payments under the agreement, although we expect to commence making payments under the agreement in May 2001. We intend to terminate the shared services and expense agreement prior to the Merger Transaction becoming effective.

                  After the successful completion of the rights offering, CBNY will hold 10 shares of our common stock. In connection with the Merger Transaction, we will repurchase from CBNY all of their interest in the capital stock of the Company at book value for cash consideration equal to the amount by which the book value of our assets exceeds the book value of our liabilities, in each case as of the day immediately preceding the consummation of the rights offering. We estimate that this amount will be approximately $5.0 million.

                  After the Merger Transaction is completed, North Fork will own all of the outstanding shares of CBNY and we do not expect to have any continuing relationship with North Fork or CBNY.

Other Relationships

                  Mr. Gabriel R. Safdie, together with other members of his family, beneficially owns 100% of the shares of Multi Commercial Bank, or Multi, a Swiss bank headquartered in Geneva, Switzerland. Mr. Safdie is a director of Multi.

                  Banco Cidade is a Brazilian bank with headquarters in Sao Paulo, Brazil. Mr. Edmundo Safdie, father of Mr. Gabriel R. Safdie, beneficially owns, together with members of his family, a majority share interest in Banco Cidade.

                  We may, from time to time, engage in transactions with Multi and Banco Cidade.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                          DIRECTORS AND MANAGEMENT

                  Prior to this rights offering, the only shares of our capital stock outstanding were the 10 shares of common stock held by CBNY. The following table sets forth (i) the beneficial ownership of shares of CBNY common stock as of May 4, 2001 and (ii) the estimated beneficial ownership of the Company's common stock immediately following the completion of the rights offering, based on beneficial ownership of CBNY common stock on May 4, 2001, by: (1) each director of the Company; (2) the named executive officers of the Company; (3) all directors and executive officers of the Company as a group; and (4) each anticipated beneficial owner of more than 5% of our outstanding common stock immediately following completion of the rights offering.

                  The estimated number of shares beneficially owned and the percentage of ownership each assume (1) the sale of 1,060,000 shares of our common stock in the rights offering; (2) that all holders of rights elect to exercise in full their basic subscription rights to purchase shares of our common stock, including Mr. Gabriel R. Safdie and Ms. Helene Safdie Levy; and (3) that no over-subscription rights are exercised. In addition, certain numbers below reflect shares of CBNY held subject to presently exercisable options to acquire common stock of CBNY, although such options do not entitle their holder to rights in this offering.


                                            Shares of CBNY Common
                                         Stock Beneficially Owned as             Estimated Shares of Our Common
                                              of May 4, 2001(1)            Stock Beneficially Owned After Offering(1)
                                              --------------               ---------------------------------------
                                           Number       Percentage (2)           Number               Percentage(3)
                                           ------       ----------               ------               ----------
Beneficial Owners of CBNY:
Gabriel R. Safdie (4)*...............   3,336,085          62.95%               667,270                  62.95%
Helene Safdie Levy (5)*..............     290,473           5.48%                58,088                   5.48%
Carlson Capital, L.P.  and Carlson
Offshore Advisers, L.P............        348,000(6)        6.57%                69,642                   6.57%
Jacob Berman .....................        279,450(7)        5.02%                 3,180                     **

Directors and Executive Officers
of the Company:
Gabriel R. Safdie (4)................   3,336,085          62.95%               667,270                  62.95%
Jose A. Paulucci (9)..............         15,525(8)          **                    -                        -
Guiora Esrubilsky (9)................        -                -                     -                        -
Donald J. Linton (9) ............            525(10)          **                    -                        -
Patricia Cappeto (9).................        -                -                     -                        -
Carl M. Schutt (9)...................        -                -                     -                        -
Julius Vorchheimer (9) ..........            630(11)          **                    -                        -
Robert Wotczak (9)...................        -                -                     -                        -

Directors and Executive Officers as
a group..............................   3,352,765          63.26%               667,270                  62.95%

--------------
*        Mr. Gabriel R. Safdie and Ms. Helene Safdie Levy are brother and sister.
**       Less than one per cent (1%).

(1) "Beneficial Ownership" means the sole or shared power to direct the voting or investment of a security, including securities subject to options, warrants or other common stock equivalents which are exercisable within sixty (60) days.

(2) The percentages are calculated on the basis of 5,299,698 shares of CBNY common stock outstanding, plus, (i) with respect to Jacob Berman only, 262,500 shares subject to presently exercisable options held by Mr. Berman under CBNY's stock option plan, (ii) with respect to Jose Paulucci only, 15,525 shares subject to presently exercisable options held by Mr. Paulucci under CBNY's stock option plan, (iii) with respect to Don Linton only, 525 shares subject to presently exercisable options held by Mr. Linton under CBNY's stock option plan, and (iv) with respect to Julius Vorchheimer only, 630 shares subject to presently exercisable options held by Mr. Vorchheimer under CBNY's stock option plan. The shares of CBNY common stock owned by each person or by all directors and executive officers as a group, and the shares included in the total number of shares of CBNY common stock outstanding used to determine the percentage of shares of common stock of CBNY owned by each person and such group, have been adjusted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 to reflect the ownership of shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder's beneficial ownership but not any other holder's beneficial ownership.

(3) The percentages are calculated on the basis of 1,060,000 shares of common stock outstanding after the rights offering.

(4) Mr. Safdie's address is c/o Multi Commercial Bank, 1, rue de la Tour-de-I'lle, Place Bel Air, Case Postale 5415, CH-1211, Geneva 11, Switzerland.

(5)      Ms. Safdie Levy's address is 95 Worth Street, New York, NY 10013.

(6) Carlson Capital, L.P. and Carlson Offshore Advisers, L.P. have shared voting and dispositive power with respect to 348,000 shares of CBNY common stock. The share information is based upon a statement on Schedule 13D filed jointly by Carlson Capital, L.P. and Carlson Offshore Advisers, L.P., on April 3, 2001 with the FDIC. The business address of each of these entities is 2100 McKinney Avenue, Suite 1600, Dallas, Texas 75201.

(7) Includes 262,500 shares subject to presently exercisable options held by Mr. Berman under CBNY's stock plan. Mr. Berman's address is c/o Commercial Bank of New York, 320 Park Avenue, New York, NY 10022.

(8) Represents 15,525 shares subject to presently exercisable options held by Mr. Paulucci under CBNY's stock option plan.

(9) The address of each director and executive officer is c/o CBNY Investment Services Corp., 320 Park Avenue, New York, NY 10022.

(10) Represents 525 shares subject to presently exercisable options held by Mr. Linton under CBNY's stock option plan.

(11) Represents 630 shares subject to presently exercisable options held by Mr. Vorchheimer under CBNY's stock option plan.


                        DESCRIPTION OF COMMON STOCK

                  The following description of our common stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in our Amended and Restated Certificate of Incorporation, or Certificate, and our By-Laws, copies of which we have filed as exhibits to our registration statement.

General

                  We are authorized to issue up to 5 million shares of common stock, par value $1.00 per share and 5 million shares of preferred stock, par value $1.00 per share. As of the completion of the offering, and the repurchase by us of the 10 shares of our common stock owned by CBNY, there will be 1,060,000 shares of common stock issued and outstanding. All of the outstanding shares of our common stock are duly authorized, validly issued, fully paid and non- assessable.

         Voting Rights. Except as otherwise required by law and as set forth in the Certificate, holders of common stock are entitled to one vote per share on all matters to be voted on by our shareholders. Corporate actions to be taken by the shareholders, other than the election of directors, are to be authorized by a majority of votes cast at a meeting of shareholders. Directors are elected by a plurality of votes cast at a shareholder's meeting, unless otherwise required by law or our Certificate.

         Dividends. Holders of common stock are entitled to share equally, share for share, in any dividends declared by us.

         Liquidation Rights and Preemptive Rights. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of common stock are entitled to share ratably in the assets available for distribution. Holders of common stock have no preemptive rights to subscribe for additional shares if issued by us.

         Special Meetings of Shareholders. A special meeting of shareholders, unless otherwise prescribed by law, may be called at any time by the board of directors, by the Chairman of the board or by order of the board pursuant to the written request of the holders of at least eighty percent of our outstanding stock.

         Quorum at Shareholder Meetings. The holders of a majority of the shares of common stock entitled to vote at such meeting shall constitute a quorum for the transaction of any business.

         Newly Created Directorships and Vacancies. Our By-Laws authorize the board of directors to fill newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board of directors for any reason, except the removal of directors without cause, by vote of a majority of the directors then in office. Vacancies occurring on the board of directors by reason of the removal of directors without cause may be filled only by vote of the shareholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his or her predecessor.

         Committees of the Board of Directors. Pursuant to the By-Laws, the board of directors may designate one or more committees, each committee to consist of one or more of our directors. Vacancies in membership of any committee shall be filled by the vote of a majority of the entire board of directors and the board may designate one or more directors as alternate members of any committee.

         Amendment of By-Laws. Our By-Laws may be amended or repealed or new By-Laws may be adopted at any meeting of shareholders or by the board of directors.

Limitation of Liability of Directors

                  Under Section 402(b) of the New York Business Corporation Law, or NYBCL, we are entitled to limit in the Certificate the personal liability of a director to the corporation or its shareholders for violations of the director's duty, except for the liability of any director if a judgment or other final adjudication adverse to him established that
(i) his acts or omission were in bad faith or involved intentional misconduct or a knowing violation of law, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled to, or (iii) his acts violated Section 719 of the NYBCL (providing for liability of directors for voting for or concurring in the declaration of unlawful dividends or unlawful stock purchases or redemptions, certain improper distributions of assets to shareholders and improper loans). Our Certificate contains a provision limiting the liability of our directors as permitted by Section 402(b).

Anti-takeover Effects of Certain Provisions of New York Law and Our Certificate of Incorporation and By-Laws

                  Our Certificate and By-laws do not contain any provisions that are designed to delay, defer or prevent a change in control of the Company. In particular, we have expressly elected in our Certificate not to be governed by the "business combination" provisions of Section 912 of the NYBCL. Section 912 of the NYBCL provides, among other things, that a New York corporation may not engage in a wide range of business combinations (including mergers, asset sales and other transactions resulting in a benefit to an interested shareholder) with an interested shareholder for a period of five years from the date the person first becomes an interested shareholder unless the business combination or purchase of stock made by such interested shareholder on that date is approved by the corporation's board of directors prior to the date that person becomes an interested shareholder. An "interested shareholder" is defined as any person that (i) is the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting stock of a New York corporation, or (ii) is an affiliate or associate of the corporation that at any time during the prior five years was the beneficial owner, directly or indirectly of 20% or more of the then outstanding voting stock. Section 912, if it were applicable to us, could prohibit, or delay, and therefore discourage, any attempt to acquire us.

                  Our board of directors does not have any current plans to propose any changes to our charter documents or our corporate structure that would have an anti-takeover purpose or effect.

Transfer Agent and Registrar

                  The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.


                      SHARES ELIGIBLE FOR FUTURE SALE

                  Upon completion of this offering, we will have 1,060,000 shares of common stock outstanding. All of the common stock sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. Shares of our common stock purchased by our affiliates may generally only be sold in compliance with the limitations of Rule 144 described below. Substantial future sales of our common stock in the public market after the offering may adversely affect our stock price. Shares of our common stock acquired by Mr. Gabriel R. Safdie pursuant to the exercise of his rights in the rights offering and pursuant to the mandatory purchase agreement will constitute shares held by an "affiliate."

                  In general, under Rule 144 as currently in effect, an affiliate is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock (approximately 10,600 shares immediately after the rights offering, assuming all rights are exercised and the repurchase by us of the 10 shares of our common stock held by CBNY) or the average weekly trading volume in the common stock on an exchange in the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about us.


                               LEGAL MATTERS

                  The validity of the shares of common stock offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                                  EXPERTS

                  Our financial statements included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                    WHERE YOU CAN FIND MORE INFORMATION

                  We filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock to be issued upon exercise of the rights hereby. For further information about us and our common stock, you should refer to our registration statement and its exhibits. This prospectus summarizes the material provisions of contracts and other documents to which we refer you. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                  After the rights offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. We will fulfill the reporting requirements by filing periodic reports, proxy statements and other information with the SEC. After December 31, 2001, however, we may not continue to be subject to these reporting requirements, although we intend to furnish our stockholders with annual reports containing financial statements certified by an independent accounting firm.

                  You may inspect without charge a copy of our registration statement and other documents filed by us with the SEC at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048, and you may obtain copies of all or any part of the documents from such offices upon the payment of the fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


                       INDEX TO FINANCIAL STATEMENTS

                                                                                    Page
                                                                                    ----

CBNY INVESTMENT SERVICES CORP.

Audited Financial Statements

    Independent Auditor's Report.....................................................F-2

    Statement of Financial Condition as at December 31, 2000.........................F-3

    Statement of Operations for the period from April 14, 2000 (Date of
         Incorporation) to December 31, 2000.........................................F-4

    Statement of Changes in Shareholder's Equity for the period from April 14,
         2000 (Date of Incorporation) to December 31, 2000...........................F-5

    Statement of Cash Flows for the period from April 14, 2000 (Date of
         Incorporation) to December 31, 2000.........................................F-6

    Notes to Consolidated Financial Statements.......................................F-7

Unaudited Interim Financial Statements

    Statement of Financial Condition as at March 31, 2001...........................F-10

    Statement of Operations for the three months ended March 31, 2001...............F-11

    Statement of Changes in Shareholder's Equity for the three months ended
         March 31, 2001.............................................................F-12

    Statement of Cash Flows for the three months ended March 31, 2001...............F-13

    Notes to Financial Statements...................................................F-14


INDEPENDENT AUDITORS' REPORT


CBNY Investment Services Corp.


We have audited the accompanying statement of financial condition of CBNY Investment Services Corp. (a wholly-owned subsidiary of Commercial Bank of New York) (the "Corporation") as of December 31, 2000, and the related statements of operations, changes in shareholder's equity, and cash flows for the period from April 14, 2000 (date of incorporation) to December 31, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Corporation at December 31, 2000, and the results of its operations and its cash flows for the period from April 14, 2000 (date of incorporation) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
April 5, 2001


                       CBNY INVESTMENT SERVICES CORP.
         (A Wholly-Owned Subsidiary of Commercial Bank of New York)
                      STATEMENT OF FINANCIAL CONDITION
                             DECEMBER 31, 2000

ASSETS

CASH AND CASH EQUIVALENTS..................................   $      1,002,412
ACCRUED INTEREST RECEIVABLE................................                863
                                                              ----------------
TOTAL ASSETS...............................................   $      1,003,275
                                                              ================

LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES                                                   $              -
                                                              ----------------

SHAREHOLDER'S EQUITY:
     Common stock $1 par value, 200 shares authorized,
     10 shares issued and outstanding......................                 10
     Additional paid-in capital............................            999,990
     Retained earnings.....................................              3,275
                                                              ----------------

         Total shareholder's equity........................          1,003,275
                                                              ----------------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.................   $      1,003,275
                                                              ================


See notes to financial statements.



                       CBNY INVESTMENT SERVICES CORP.
         (A Wholly-Owned Subsidiary of Commercial Bank of New York)
                          STATEMENT OF OPERATIONS
                     FOR THE PERIOD FROM APRIL 14, 2000
                (DATE OF INCORPORATION) TO DECEMBER 31, 2000


INTEREST INCOME...............................................   $        3,275
                                                                 --------------

INCOME BEFORE INCOME TAX EXPENSE..............................            3,275

INCOME TAX EXPENSE............................................                -
                                                                 --------------

NET INCOME....................................................   $        3,275
                                                                 ==============


See notes to financial statements.



                       CBNY INVESTMENT SERVICES CORP.
         (A Wholly-Owned Subsidiary of Commercial Bank of New York)
                STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
         FOR THE PERIOD FROM APRIL 14, 2000 (DATE OF INCORPORATION)
                            TO DECEMBER 31, 2000

                                                  Additional                    Total
                                         Common     Paid-in     Retained    Shareholder's
                                         Stock      Capital     Earnings        Equity

BALANCE, APRIL 14, 2000.............. $       -   $        -   $       -              -

     Issuance of common stock........        10      999,990           -      1,000,000

     Net income......................         -            -       3,275          3,275
                                      ---------   ----------   ---------   ------------

BALANCE, DECEMBER 31, 2000........... $      10   $  999,990   $   3,275   $  1,003,275
                                      =========   ==========   =========   ============


See notes to financial statements.



                           CBNY INVESTMENT CORP.
         (A Wholly-Owned Subsidiary of Commercial Bank of New York)
                          STATEMENT OF CASH FLOWS
                     FOR THE PERIOD FROM APRIL 14, 2000
                (DATE OF INCORPORATION) TO DECEMBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................................ $         3,275
                                                                             ===============
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
    Increase in accrued interest receivable.................................           (863)
                                                                             ---------------

           Net cash provided by operating activities........................           2,412
                                                                             ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................................       1,000,000
                                                                             ---------------

           Net cash provided by financing activities........................       1,000,000
                                                                             ---------------

INCREASE IN CASH AND CASH EQUIVALENTS.......................................       1,002,412

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................................               -
                                                                             ---------------

CASH AND CASH EQUIVALENTS, END OF YEAR...................................... $     1,002,412
                                                                             ===============

SUPPLEMENTAL INFORMATION:
     On December 8, 2000, the Parent made a capital contribution of $1,000,000 to the Corporation in exchange for 10 shares of $1 par value common stock.


See notes to financial statements.



                       CBNY INVESTMENT SERVICES CORP.
         (A Wholly-Owned Subsidiary of Commercial Bank of New York)
                       NOTES TO FINANCIAL STATEMENTS
                     FOR THE PERIOD FROM APRIL 14, 2000
                (DATE OF INCORPORATION) TO DECEMBER 31, 2000

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations - CBNY Investment Services Corp. (the "Corporation") is a broker-dealer registered with the Securities and Exchange Commission ("SEC") and is a member of the National Association of Securities Dealers, Inc. ("NASD"). The Corporation is a New York corporation and a wholly-owned subsidiary of Commercial Bank of New York (the "Parent"). All intercompany transactions have been eliminated. The Corporation was established to provide various investment services to both the Parent's existing customers and new customers.

     On January 8, 2001, the Corporation received regulatory approval from the National Association of Securities Dealers, Inc. and the
     Securities and Exchange Commission to commence business operations. The Corporation expects to commence business in the second quarter of 2001.

     Subsequent Event - On February 13, 2001, the Parent's Board of Directors approved a merger agreement with North Fork Bancorporation, Inc. ("North Fork") pursuant to which North Fork will acquire the Parent and certain subsidiaries for $32.00 per share in cash. Simultaneously with this sale, the Corporation will distribute to the Parent's shareholders, in connection with a rights offering, rights to purchase shares of the common stock of the Corporation. Both the sale of the Parent and the rights offering are subject to regulatory and shareholder approval.

     The accounting and reporting policies and practices of the Corporation conform with accounting principles generally accepted in the United States of America and general practices within the industry. The following is a description of the more significant of those policies and practices.

     Cash and Cash Equivalents - For the purposes of the statement of cash flows, the Corporation has defined cash and cash equivalents as highly liquid investments, with original maturities of less than ninety days.

     Income Taxes - Income tax expense is provided for using the asset and liability method under which deferred tax assets and liabilities are determined based on temporary differences between the financial statement and income tax bases of assets and liabilities using currently enacted tax rules.

     Use of Estimates in the Preparation of the Financial Statements - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Impact of New Accounting Standards - In June 1998, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Corporation adopted SFAS No. 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have a significant impact on the financial position or results of operations of the Corporation because the Corporation does not have derivative activity.

     In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaces SFAS No. 125. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The Corporation adopted the provisions of SFAS No. 140 in the fourth quarter of 2000 for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral, and is required to adopt SFAS No. 140 during the second quarter of 2001 for transfers and servicing of financial assets and extinguishments of liabilities. The impact of SFAS No. 140 is not material.

2.   INCOME TAXES

     The Corporation files consolidated Federal, State and City tax returns with the Parent, and in accordance with its policy, allocates tax expense to the extent that its income or losses contribute to or reduce consolidated income tax expense. During the period ended December 31, 2000, the Parent paid any tax liability on behalf of the Corporation.

3.   COMMITMENTS AND CONTINGENCIES

     The Corporation executed a five-year remote processing agreement with SunGard Financial Systems, Inc. ("SunGard") on December 6, 2000, whereby SunGard will provide on-line processing and report services to the Corporation. In connection with the SunGard agreement, the Corporation executed a binding agreement on February 6, 2001 with Herzog, Heine and Geduld, Inc. ("HHG") to establish an omnibus clearing facility enabling HHG to provide certain securities clearing and execution services to the Corporation's customers.

     On February 7, 2001, the Corporation entered into a one-year shared services and expense agreement with its Parent for the use of office space at the Parent's corporate headquarters and a proportionate share of the compensation of all employees designated as joint employees of the Parent and Corporation. Pursuant to the terms of the agreement, the Corporation will pay the Parent $120,000 annually. Additionally, all expenses related to start-up costs of the Corporation have been paid by the Parent.

     As a securities broker-dealer, the Corporation will engage in buying and selling securities for a diverse group of customers including institutional and individual investors. The Corporation's exposure to off-balance sheet credit risk may occur in the event a customer, clearing agent, or counterparty does not fulfill its obligation arising from a transaction.

     The agreement between the Corporation and its clearing broker provides that the Corporation is obligated to assume any exposure related to non-performance by its customers. The Corporation will seek to control the risk associated with non-performance by requiring customers to maintain margin collateral in compliance with various regulatory requirements and the clearing broker's internal guidelines. The Corporation intends to monitor its customer activity by reviewing information it receives from its clearing broker on a daily basis.

4.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The financial instruments of the Corporation are reported in the statement of financial condition at market or fair values, or at carrying amounts that approximate fair values because of the short maturity of the instruments. The estimated fair values of these financial instruments at December 31, 2000, are as follows:

     Cash and Cash Equivalents and Accrued Interest Receivable - The carrying amounts of cash and cash equivalents and accrued interest receivable approximate fair value.

5.   RELATED PARTY TRANSACTIONS

     On December 8, 2000, the Parent made a capital contribution of $1,000,000 to the Corporation in exchange for 10 shares of $1 par value common stock.



                       CBNY INVESTMENT SERVICES CORP.
         (A Wholly-Owned Subsidiary of Commercial Bank of New York)
                      STATEMENT OF FINANCIAL CONDITION
                         MARCH 31, 2001 (UNAUDITED)


ASSETS

CASH AND CASH EQUIVALENTS..................................  $      1,005,944
                                                             ----------------

TOTAL ASSETS...............................................  $      1,005,944
                                                             ================

LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES................................................  $              -
                                                             ----------------

SHAREHOLDER'S EQUITY:
  Common stock $1 par value, 200 shares authorized,
    10 shares issued and outstanding.......................                10
     Additional paid-in capital............................           999,990
     Retained earnings.....................................             5,944
                                                             ----------------

     Total shareholder's equity............................         1,005,944

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.................  $      1,005,944
                                                             ================


See notes to financial statements.




                       CBNY INVESTMENT SERVICES CORP.
         (A Wholly-Owned Subsidiary of Commercial Bank of New York)
                          STATEMENT OF OPERATIONS
                         FOR THE THREE MONTHS ENDED
                         MARCH 31, 2001 (UNAUDITED)


INTEREST INCOME............................................... $      2,669
                                                               ------------

INCOME BEFORE INCOME TAX EXPENSE..............................        2,669

INCOME TAX EXPENSE............................................            -
                                                               ------------

NET INCOME.................................................... $      2,669
                                                               ============


See notes to financial statements.



                       CBNY INVESTMENT SERVICES CORP.
         (A Wholly-Owned Subsidiary of Commercial Bank of New York)
                STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
           FOR THE THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)

                                                   Additional                    Total
                                       Common       Paid-in       Retained   Shareholder's
                                       Stock        Capital       Earnings      Equity

BALANCE, DECEMBER 31, 2000........ $        10   $    999,990  $      3,275  $  1,003,275

     Net Income...................           -              -         2,669         2,669
                                   -----------   ------------  ------------  ------------

BALANCE, MARCH 31, 2001........... $        10   $    999,990  $      5,944  $  1,005,944
                                   ===========   ============  ============  ============


See notes to financial statements.



                       CBNY INVESTMENT SERVICES CORP.
         (A Wholly-Owned Subsidiary of Commercial Bank of New York)
                          STATEMENT OF CASH FLOWS
                         FOR THE THREE MONTHS ENDED
                         MARCH 31, 2001 (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................  $    2,669
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
    Decrease in accrued interest receivable.......................         863
                                                                    ----------

           Net cash provided by operating activities..............       3,532
                                                                    ----------

INCREASE IN CASH AND CASH EQUIVALENTS.............................       3,532

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....................   1,002,412
                                                                    ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD..........................  $1,005,944
                                                                    ==========


See notes to financial statements.


                       CBNY INVESTMENT SERVICES CORP.
         (A Wholly-Owned Subsidiary of Commercial Bank of New York)
                       NOTES TO FINANCIAL STATEMENTS
           FOR THE THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)


1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Nature of Operations - CBNY Investment Services Corp. (the "Corporation") is a broker-dealer registered with the Securities and Exchange Commission ("SEC") and is a member of the National Association of Securities Dealers, Inc. ("NASD"). The Corporation is a New York corporation and a wholly-owned subsidiary of Commercial Bank of New York (the "Parent"). All intercompany transactions have been eliminated. The Corporation was established to provide various investment services to both the Parent's existing customers and new customers.

        On January 8, 2001, the Corporation received regulatory approval from the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission to commence business operations. The Corporation expects to commence business in the second quarter of 2001.

        On February 13, 2001, the Parent's Board of Directors approved a merger agreement with North Fork Bancorporation, Inc. ("North Fork") pursuant to which North Fork will acquire the Parent and certain subsidiaries for $32.00 per share in cash. Simultaneously with this sale, the Corporation will distribute to the Parent's shareholders, in connection with a rights offering, rights to purchase shares of the common stock of the Corporation. Both the sale of the Parent and the rights offering are subject to regulatory and shareholder approval.

        The accounting and reporting policies and practices of the Corporation conform with accounting principles generally accepted in the United States of America and general practices within the industry. The following is a description of the more significant of those policies and practices.

        Cash and Cash Equivalents - For the purposes of the statement of cash flows, the Corporation has defined cash and cash equivalents as highly liquid investments, with original maturities of less than ninety days.

        Income Taxes - Income tax expense is provided for using the asset and liability method under which deferred tax assets and liabilities are determined based on temporary differences between the financial statement and income tax bases of assets and liabilities using currently enacted tax rules.

        Use of Estimates in the Preparation of the Financial Statements - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Impact of New Accounting Standards - In June 1998, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Corporation adopted SFAS No. 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have a significant impact on the financial position or results of operations of the Corporation because the Corporation does not have derivative activity.

        In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaces SFAS No. 125. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The Corporation adopted the provisions of SFAS No. 140 in the fourth quarter of 2000 for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral, and is required to adopt SFAS No. 140 during the second quarter of 2001 for transfers and servicing of financial assets and extinguishments of liabilities. The impact of SFAS No. 140 is not material.

2.      INCOME TAXES

        The Corporation files consolidated Federal, State and City returns with the Parent, and in accordance with its policy, allocates tax expense to the extent that its income or losses contribute to or reduce consolidated income tax expense. During the three months ended March 31, 2001, the Parent paid any tax liability on behalf of the Corporation.

3.      COMMITMENTS AND CONTINGENCIES

        The Corporation executed a five-year remote processing agreement with SunGard Financial Systems, Inc. ("SunGard") on December 6, 2000, whereby SunGard will provide on-line processing and report services to the Corporation. In connection with the SunGard agreement, the Corporation executed a binding agreement on February 6, 2001 with Herzog, Heine and Geduld, Inc. ("HHG") to establish an omnibus clearing facility enabling HHG to provide certain securities clearing and execution services to the Corporation's customers.

        On February 7, 2001, the Corporation entered into a one-year shared services and expense agreement with its Parent for the use of office space at the Parent's corporate headquarters and a proportionate share of the compensation of all employees designated as joint employees of the Parent and Corporation. Pursuant to the terms of the agreement, the Corporation will pay the Parent $120,000 annually. Additionally, all expenses related to start-ups costs of the Corporation have been paid by the Parent.

        As a securities broker-dealer, the Corporation will engage in buying and selling securities for a diverse group of customers including institutional and individual investors. The Corporation's exposure to off-balance sheet credit risk may occur in the event a customer, clearing agent, or counterparty does not fulfill its obligation arising from a transaction.

        The agreement between the Corporation and its clearing broker provides that the Corporation is obligated to assume any exposure related to non-performance by its customers. The Corporation will seek to control the risk associated with non-performance by requiring customers to maintain margin collateral in compliance with various regulatory requirements and the clearing broker's internal guidelines. The Corporation intends to monitor its customer activity by reviewing information it receives from its clearing broker on a daily basis.

4.      NET CAPITAL REQUIREMENTS

        The Corporation is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 8 to 1 for the twelve months after commencing business as a broker-dealer, and 15 to 1 thereafter (and the rule of the "applicable" exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1). At March 31, 2001, the Corporation had net capital of $1,005,944, which was $755,944 in excess of its required net capital of $250,000. The Corporation's net capital ratio was 0 to 1.

5.      FAIR VALUE OF FINANCIAL INSTRUMENTS

        The financial instruments of the Corporation are reported in the statement of financial condition at market or fair values, or at carrying amounts that approximate fair values because of the short maturity of the instruments. The estimated fair values of these financial instruments at March 31, 2001, are as follows:

        Cash and Cash Equivalents - The carrying amounts of cash and cash equivalents approximate fair value.


==============================================================================

Through and including         (the 25th day after the date of this prospectus),
all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.
This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.



                      1,060,000 Shares of Common Stock



                       CBNY Investment Services Corp.


                      -------------------------------


                                 PROSPECTUS

                      -------------------------------
















                                  , 2001

==============================================================================


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution

        The following table sets forth an estimate of the costs and expenses payable in connection with the sale of the common stock being registered.


                                                               Amount to
                                                                be Paid
SEC registration fee                                        $   2,650
Legal fees and expenses                                            *
Accounting fees and expenses                                       *
Printing and engraving                                             *
Blue sky fees and expenses (including legal fees)                  *
Transfer agent fees                                                *
Premiums for director and officer insurance                        *
Miscellaneous                                                      *
                                                            ----------------
Total                                                       $      *
-------------
*       To be included by amendment.

Item 14.  Indemnification of Directors and Officers

             CBNY Investment Services Corp.'s authority to indemnify its directors and officers is governed by the provisions of Article 7 of the New York Business Corporation Law ("NYBCL"). Section 721 of the NYBCL provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

             Section 722(a) of the NYBCL provides that a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

             Section 722(c) of the NYBCL provides that a corporation may indemnify its directors and officers in relation to an action by or in the right of the corporation to procure a judgment in its favor in similar circumstances against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person is adjudged liable to the corporation unless a court determines that an indemnity is proper in the circumstances of the case.

             The Amended and Restated Certificate of Incorporation and By-Laws of CBNY Investment Services Corp. contain provisions that provide for indemnification of its officers and directors to the fullest extent permitted by the NYBCL.

             Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that a corporation shall indemnify a person who has been successful, on the merits or otherwise, in defending an action described in Section 722. In other circumstances, unless ordered by a court under Section 724 of the NYBCL, indemnification as described above may only be made if it is authorized in each specific case. The board of directors can authorize indemnification, either acting as a quorum of disinterested directors based upon a determination that the applicable standard of conduct has been met or that indemnification is proper under the NYBCL, or based upon an opinion by independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or if the shareholders decide that indemnification is proper because the applicable standard of conduct has been met.

             Section 724 of the NYBCL provides that, upon application by a director of officer, indemnification may be awarded by a court to the extent authorized.

             CBNY Investment Services Corp. is also authorized under its Amended and Restated Certificate of Incorporation and the NYBCL to advance expenses incurred in defending a civil or criminal action or proceeding to a director or officer upon receipt of an undertaking by him to repay such expenses if it is ultimately determined that he is not entitled to be indemnified by the CBNY Investment Services Corp.

             Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under sections outlined above, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of insurance, for a retention amount and for co-insurance.

             Commercial Bank of New York ("CBNY"), the sole stockholder of CBNY Investment Services Corp., maintains $5.0 million of insurance to reimburse the directors and officers of CBNY and its subsidiaries for damages, settlements, judgments, and defense costs incurred by them arising from claims made against them for wrongful acts in their capacity as directors or officers, or any matter claimed against them solely by reason of their status as directors and officers of CBNY and its subsidiaries. Such insurance specifically excludes payment for losses in connection with various designated matters, including illegally obtained personal profits or advantages and the commission of deliberate criminal or fraudulent acts.

Item 15.  Recent Sales of Unregistered Securities

             In connection with the formation of CBNY Investment Services Corp., CBNY became the sole stockholder on December 8, 2000, acquiring 10 shares of common stock for consideration of $1.0 million.

Item 16.  Exhibits and Financial Statement Schedules


   Exhibit
   Number                            Description of Exhibit
   ------                            ----------------------

    2.1         Agreement and Plan of Reorganization dated as of February
                13, 2001 by and among North Fork Bancorporation, Inc.,
                North Fork Bank and Commercial Bank of New York*
    2.2 Form of Mandatory Purchase Agreement by and between CBNY Investment Services Corp. and Gabriel R.Safdie*
    3.1 Amended and Restated Certificate of Incorporation of CBNY Investment Services Corp.
    3.2         By-laws of CBNY Investment Services Corp.
    4.1 Form of Subscription Certificate to Subscribe for Shares of Common Stock of CBNY Investment Services Corp.
    4.2 Specimen Certificate for Shares of the Common Stock of CBNY Investment Services Corp.*
    5.1 Legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the securities being registered*
    10.1 Remote Processing Agreement dated December 6, 2000 by and among Sungard Financial Systems, Inc., Commercial Bank of
                New York and CBNY Investment Services Corp.*
    10.2        Omnibus Securities Clearing Agreement dated February 6,
                2001 by and between Herzog, Heine, Geduld, Inc. and CBNY Investment Services Corp.*
    10.3 Assignment Agreement dated April 10, 2001 by and between Herzog, Heine, Geduld, Inc. and Broadcort Capital Corp.*
    10.4        CBNY Investment Services Corp. 2001 Stock Option Plan *
    10.5        Shared Services and Expenses Agreement dated February 7,
                2001 by and between Commercial Bank of New York and CBNY Investment Services Corp.*
    23.1        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                (included in Exhibit 5.1)
    23.2        Consent of Deloitte & Touche LLP
    24.1 Power of Attorney (included on signature page of the Registration Statement)
    99.1        Form of Instructions for Use of CBNY Investment Services
                Corp. Subscription Certificates
    99.2 Announcement of Rights Offering Distributed to Record and Beneficial Holders of CBNY common stock on _____, 2001 *
    99.3        Form of Letter to CBNY Stockholders Who Are Record Holders
    99.4        Form of Letter to CBNY Stockholders Who Are Beneficial Holders
    99.5        Form of Letter to Clients of CBNY Stockholders Who Are
                Beneficial Holders
    99.6        Form of Nominee Holder Certification Form
    99.7        Substitute Form W-9 for Use with the Rights Offering
    99.8        Form of Beneficial Owner Election Form
    99.9 Form of Subscription Agent Agreement, dated ________________, 2001, by and between CBNY Investment Services Corp. and Sandler O'Neill Shareholder Services*

------------------
*       To be filed by amendment

Item 17.  Undertakings

             The undersigned Registrant hereby undertakes that:

             Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 18th day of May, 2001.

                               CBNY INVESTMENT SERVICES CORP.


                               By:     /s/ Jose A. Paulucci
                                   -------------------------------------------
                                   Name:   Jose A. Paulucci
                                   Title:  President, Chief Executive Officer
                                           and Director



                             POWER OF ATTORNEY

             We, the undersigned directors and/or officers of CBNY Investment Services Corp. (the "Company"), hereby severally constitute and appoint Jose A. Paulucci, Gabriel R. Safdie, Guiora Esrubilsky and Donald
J. Linton, and each of them individually, with full powers of substitution and re-substitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

        Signature                       Title(s)                     Date
        ---------                       --------                     ----
/s/  Gabriel R. Safdie         Chairman of the Board of         May 18, 2001
--------------------------     Directors
     Gabriel R. Safdie

/s/  Jose A. Paulucci          President, Chief Executive       May 18, 2001
--------------------------     Officer and Director
     Jose A. Paulucci         (Principal Executive Officer)

/s/  Donald J. Linton          First Vice President and
--------------------------     Financial Operations Principal   May 18, 2001
     Donald J. Linton         (Principal Financial and
                               Accounting Officer)

/s/  Guiora Esrubilsky         Director                         May 18, 2001
--------------------------
     Guiora Esrubilsky


                             INDEX TO EXHIBITS


Exhibit
Number          Description
------------    --------------------------------------------------------------
    2.1         Agreement and Plan of Reorganization dated as of February
                13, 2001 by and among North Fork Bancorporation, Inc.,
                North Fork Bank and Commercial Bank of New York*
    2.2         Form of Mandatory Purchase Agreement by and between CBNY
                Investment Services Corp. and Gabriel R. Safdie*
    3.1         Amended and Restated Certificate of Incorporation of CBNY
                Investment Services Corp.
    3.2         By-laws of CBNY Investment Services Corp.
    4.1         Form of Subscription Certificate to Subscribe for Shares of
                Common Stock of CBNY Investment Services Corp.
    4.2         Specimen Certificate for Shares of the Common Stock of CBNY
                Investment Services Corp.*
    5.1         Legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                as to legality of the securities being registered*
    10.1        Remote Processing Agreement dated December 6, 2000 by and
                among Sungard Financial Systems, Inc., Commercial Bank of
                New York and CBNY Investment Services Corp.*
    10.2        Omnibus Securities Clearing Agreement dated February 6,
                2001 by and between Herzog, Heine, Geduld, Inc. and CBNY
                Investment Services Corp.*
    10.3        Assignment Agreement dated April 10, 2001 by and between
                Herzog, Heine, Geduld, Inc. and Broadcort Capital Corp.*
    10.4        CBNY Investment Services Corp. 2001 Stock Option Plan *
    10.5        Shared Services and Expenses Agreement dated February 7,
                2001 by and between Commercial Bank of New York and CBNY
                Investment Services Corp.*
    23.1        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                (included in Exhibit 5.1)
    23.2        Consent of Deloitte & Touche LLP
    24.1        Power of Attorney (included on signature page of the
                Registration Statement)
    99.1        Form of Instructions for Use of CBNY Investment Services
                Corp. Subscription Certificates
    99.2        Announcement of Rights Offering Distributed to Record and
                Beneficial Holders of CBNY common stock on _____________, 2001*
    99.3        Form of Letter to CBNY Stockholders Who Are Record Holders
    99.4        Form of Letter to CBNY Stockholders Who Are Beneficial
                Holders
    99.5        Form of Letter to Clients of CBNY Stockholders Who Are
                Beneficial Holders
    99.6        Form of Nominee Holder Certification Form
    99.7        Substitute Form W-9 for Use with the Rights Offering
    99.8        Form of Beneficial Owner Election Form
    99.9        Form of Subscription Agent Agreement, dated ______________,
                2001, by and between CBNY Investment Services Corp. and
                Sandler O'Neill Shareholder Services*
-------------

*       To be filed by amendment.





                                                                Exhibit 3.1


                   RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                       CBNY INVESTMENT SERVICES CORP.

                --------------------------------------------

             Under Section 807 of the Business Corporation Law
                          of the State of New York
                --------------------------------------------


         I, the undersigned, being a Director of CBNY Investment Services Corp. do hereby certify:

                  1. The name of the Corporation is CBNY Investment
Services Corp.

                  2. The Certificate of Incorporation was filed by the Department of State on the 14th day of April, 2000.

                  3. The Certificate of Incorporation shall be amended and restated as follows:

                  (a) to increase the number of shares of Common Stock authorized for issuance from 200 shares to 5,000,000 shares of Common Stock;

                  (b) to authorize the issuance of 5,000,000 shares of Preferred Stock; and

                  (c) to change the post office address to which the secretary of state shall mail a copy of any process against the Corporation served on him.

                  4. In order to effect the changes set forth above, the text of the Certificate of Incorporation is hereby restated as follows:

                  FIRST: The name of this corporation is CBNY Investment Services Corp. (the "Corporation").

                  SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the Business Corporation Law of the State of New York (the "BCL"). The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  THIRD: The office of this Corporation is to be located in the County and State of New York.

                  FOURTH: (1) The Corporation shall have the authority to issue an aggregate of 5,000,000 shares of common stock, par value $1.00 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

                  (2) The board of directors of the Corporation is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors of the Corporation providing for the issuance of such class or series and as may be permitted by the BCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                  FIFTH: (1) Voting Rights. Except as otherwise required by law and set forth herein, the holders of the Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders.

                  (2) Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of the Common Stock will be entitled to share equally, share for share, in such dividends.

                  (3) Registration of Transfer. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

                  (4) Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled to be paid, out of the assets available for distribution to its shareholders, ratably according to the number of shares thereof.

                  SIXTH: The Secretary of State of the State of New York is hereby designated the agent of this Corporation upon whom process against this Corporation may be served. The address to which the Secretary of State shall mail a copy of any process against this Corporation served upon him or her as agent of this Corporation is to the Corporation, Attention:
Legal Department, at 320 Park Avenue, 21st Floor, New York, New York 10022.

                  SEVENTH: No director shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except that this provision shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to such director which establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated Section 719 of the BCL, nor shall this provision eliminate or limit the liability of any director for any act or omission prior to the adoption of this provision.

                  EIGHTH: (1) The Corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

                  (2) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

                  (3) The Corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this paragraph shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                  (4) Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article EIGHTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

                  (5) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this certificate of incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors, or otherwise.

                  (6) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article EIGHTH, the BCL, or otherwise.

                  (7) No amendment to or repeal of all or any part of this Article EIGHTH shall adversely affect any right or protection existing at the time of such repeal or amendment.

                  NINTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

                  (1) The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

                  (2) The directors shall have the power to make, adopt, alter, amend, change, add to or repeal the by-laws of the Corporation.

                  (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the BCL, this certificate of incorporation, and any by-laws adopted by the shareholders; provided, however, that no by-laws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

                  TENTH: The Corporation reserves the right to repeal, alter or amend this certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation. No repeal, alteration or amendment of this certificate of incorporation shall be made unless the same is first approved by the board of directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the by-laws and applicable law and thereafter approved by the shareholders.

                  ELEVENTH: The Corporation has expressly elected not to be governed under Section 912 of the BCL.

                  5. This Restatement of the Certificate of Incorporation was authorized by a vote of the Board of Directors of the Corporation on May 8, 2001, followed by the consent of the sole shareholder of the Corporation, Commercial Bank of New York, on May 8, 2001.

                  IN WITNESS WHEREOF, I have executed this Certificate this 8th day of May, 2001, and hereby affirm the truth of the statements contained herein under the penalties of perjury.



                                               By /s/ Jose A. Paulucci
                                                 --------------------------
                                               Name:  Jose A. Paulucci
                                               Title: Director





                                                                Exhibit 3.2

                                  BY-LAWS

                                     OF

                       CBNY Investment Services Corp.
                 a New York corporation (the "Corporation")


                                 ARTICLE I

                                  OFFICES

     Section 1.1. Location. The address of the office of the Corporation in the State of New York shall be in the City and County of New York or such other address as is designated by resolution of the Board of Directors. The Corporation may also have other offices at such places within or without the State of New York as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                          MEETINGS OF SHAREHOLDERS

     Section 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of the Corporation in New York State, or at such other place within or without the State of New York as the Board of Directors may fix, at 10:00 o'clock A.M., local time, on the last business day of April of each year, commencing with the year 2001.

     Section 2.2. Special Meetings. Special meetings of shareholders, unless otherwise prescribed by law, may be called at any time by the Board of Directors, by the Chairman of the Board or by order of the Board of Directors pursuant to the written request of the holders at least eighty percent of the outstanding stock of the Corporation. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice required by Section 2.4. Special meetings of shareholders shall be held at such place within or without the State of New York as shall be designated in the notice of meeting.

     Section 2.3. List of Shareholders Entitled to Vote. A list of shareholders as of the record date determined pursuant to Section 5.8, certified by the corporate officer responsible for its preparation or by the Corporation's transfer agent, shall be produced at any meeting of shareholders upon the request of any shareholder thereat or prior thereto. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     Section 2.4. Notice of Meeting. Written notice of each annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting and stating the purpose or purposes for which it is called, shall be given, personally or by mail, not less than ten nor more than fifty days before such meeting, to each shareholder entitled to vote thereat. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to such shareholder at his address as it appears on the record of shareholders of the Corporation. An affidavit of the Secretary or other person giving the notice or the transfer agent of the Corporation that notice has been given shall be evidence of the facts stated therein.

     Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     Section 2.5. Adjourned Meeting and Notice Thereof. Any meeting of shareholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted on the original date of the meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless a new record date is fixed for the adjourned meeting by the Board of Directors. If notice of the adjourned meeting is given, such notice shall be given to each shareholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4.

     Section 2.6. Quorum. At any meeting of shareholders, except as otherwise expressly required by law or the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at such meeting shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. In the absence of a quorum, the shareholders present may adjourn any meeting. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any shareholders.

     Section 2.7. Voting. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders of the Corporation unless otherwise provided in the Certificate of Incorporation. Directors shall, unless otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

     Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made in advance of the meeting by the Board of Directors or at the meeting by the person presiding thereat.

     Section 2.8. Voting Rights of Certain Shares. Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall be counted for quorum purposes or entitled to vote. Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

     Section 2.9. Action by Consent of Shareholders. Unless otherwise provided in the Certificate of Incorporation, whenever shareholders are required or permitted by law, the Certificate of Incorporation or these By-Laws to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                ARTICLE III

                             BOARD OF DIRECTORS

     Section 3.1. General Powers. The business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these By-Laws.

     Section 3.2. Number of Directors. The number of directors constituting the entire Board of Directors shall not be less than three, except that if all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors constituting the entire Board of Directors shall not be less than the number of such shareholders. Subject to such limitation, such number may be fixed or increased or decreased by amendment of the By-Laws or by action of the shareholders, or the Board of Directors, by vote of a majority of the entire Board of Directors; provided that no decrease shall shorten the term of any incumbent director. Initially the number of directors shall be three unless otherwise fixed pursuant to this Section.

     As used in this Article, "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies in the Board of Directors.

     Section 3.3. Election. Directors of the Corporation shall be elected to hold office until the next annual meeting. At each annual meeting of shareholders or at a special meeting in lieu of the annual meeting called for such purpose, a new Board of Directors of the Corporation shall be elected.

     Section 3.4. Term. Each director shall hold office until the expiration of the term for which he is elected and until his successor is duly elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.

     Section 3.5. Resignation and Removal. Any director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board or the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Any director may be removed for cause by vote of the Shareholders or the Board of Directors. Any director may be removed without cause by vote of the shareholders.

     Section 3.6. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists.

         Vacancies occurring in the Board of Directors by reason of the removal of directors without cause may be filled only by vote of the shareholders.

     A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

     Section 3.7. Quorum and Voting. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

     The vote of the majority of the directors present at the time of a vote at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation shall require the vote of a greater number.

     Section 3.8. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with the law or the Certificate of Incorporation or these By-Laws, as the Board of Directors may deem proper.

     The Board of Directors may hold its meetings at any place within or without the State of New York as the Board of Directors may from time to time determine.

     Section 3.9. Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of shareholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise such annual meeting shall be held at such time (not more than thirty (30) days after the annual meeting of shareholders) and place as may be specified in a notice of the meeting.

     Section 3.10. Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

     Section 3.11. Special Meetings. Special meetings of the Board of Directors, unless otherwise prescribed by law, may be called from time to time by the Chairman of the Board, and shall be called by the Secretary upon the written request of a majority of the Board of Directors then in office directed to the the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time and place of such special meeting, shall be given to each director.

     Section 3.12. Notice of Meeting; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least four days before the day on which such meeting is to be held, or
(ii) if sent to him at such address by telegraph, cable, radio or wireless not later than two days before the day on which such meeting is to be held, or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting.

     Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the holding of such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     Section 3.13. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

     Vacancies in membership of any committee shall be filled by the vote of a majority of the entire Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the entire Board of Directors, subject, however, to removal at any time by the vote of the Board of Directors.

     Section 3.14. Powers and Duties of Committees. Except as otherwise provided by law, any committee, to the extent provided in the resolution or resolutions creating such committee, shall have all the authority of the Board of Directors except that no such committee shall have authority as to the following matters:
(1) the submission to shareholders of any action that needs shareholders' approval; (2) the filling of vacancies in the Board of Directors or in any committee; (3) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (4) the amendment or repeal of the By-Laws, or the adoption of new By-Laws; and (5) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

     Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these By-Laws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     Section 3.15. Compensation of Directors. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

     Section 3.16. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

     Section 3.17. Action by Conference Telephone. Unless otherwise provided by the Certificate of Incorporation, any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                 ARTICLE IV

                                  OFFICERS

     Section 4.1. Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and may include a Chairman of the Board, a President, a Chief Executive Officer, a Secretary and a Treasurer and may, at the discretion of the Board of Directors, include one or more First Vice Presidents, Vice Presidents and a Controller. Any two or more principal offices may be held by the same person.

     Section 4.2. Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors.

         If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

     Each principal officer shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

     Section 4.3. Subordinate Officers, Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the Chief Executive Officer, or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer, the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

     Section 4.4. Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

     Section 4.5. Removal of Officers. Any officer of the Corporation may be removed with or without cause by resolution of the Board of Directors.

     Section 4.6. Resignation. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the Chief Executive Officer or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

     Section 4.7. Chairman of the Board. The Chairman of the Board of Directors, who shall be a director, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. As director, he or she shall perform such other duties as may be assigned from time to time by the Board of Directors.

     Section 4.8. The Chief Executive Officer. The Chief Executive Officer will direct the policies of the Corporation. He will have general management of the business, property and affairs of the Corporation, and general supervision, direction and control over its other officers, its employees and its agents.

     Section 4.9. President. The President, if one is elected, shall be the Chief Executive Officer of the Corporation.

     Section 4.10. Senior Executive Vice President. In the absence or disability of the President or if the office of President be vacant, the Senior Executive Vice President shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others.

     Section 4.11. Secretary and Assistant Secretary. The Secretary, or the Assistant Secretary, shall act as Secretary of all meetings of shareholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the corporate records and the corporate seal of the Corporation. The Secretary, or the Assistant Secretary, shall be empowered to affix the corporate seal to documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and when so affixed may attest the same. The Secretary, or the Assistant Secretary, shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary, or the Assistant Secretary, shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

     Section 4.12. Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositories as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, including the duties of Controller if none is elected, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

     Section 4.13. Controller. The Controller, if one is elected, shall be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Controller shall have all powers and duties usually incident to the office of Controller except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

     Section 4.14. Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may determine.

                                 ARTICLE V

                               CAPITAL STOCK

     Section 5.1. Issuance of Certificates for Stock. Each shareholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such shareholder.

     Section 5.2. Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by (i) the Chairman of the Board, the Chief Executive Officer, and
(ii) the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal of the Corporation or a printed or engraved facsimile thereof.

     If any such certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.

     Section 5.3. Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board of Directors. Such record shall show the name and address of such shareholder, the number and class of shares held by each and the date when each became the owner of record thereof, and, in the case of certificates which have been cancelled, the dates of cancellation thereof.

     The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares, to receive notice of meetings, and for all other purposes. Prior to due presentment for registration of transfer of any certificate for shares of capital stock of the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock represented by such certificate on the part of any other person whether or not the Corporation shall have express or other notice thereof.

     Section 5.4. Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these By-Laws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

     Section 5.5. Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.

     Section 5.6. Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been cancelled.

     Section 5.7. Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft of destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost, stolen or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgement of the Board of Directors, it is proper to do so.

     Section 5.8. Fixing of Record Dates. (a) The Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of any meeting of shareholders, nor more than fifty days prior to any other action, for the purpose of determining shareholders entitled to notice of or to vote at such meeting of shareholders or any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of any dividend or allotment of any rights, or for the purpose of any other action.

             (b) If no record date is fixed by the Board of Directors:

                      (i) The record date for determining shareholders
                 entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the next day preceding the day on which notice is given, or if no notice is given, the day on which the meeting is held;

                      (ii) The record date for determining shareholders for
                 any purpose other than that specified in subparagraph (i) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

             (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the adjourned meeting.

                                 ARTICLE VI

                              INDEMNIFICATION

     Section 6.1. Indemnification. The Corporation shall, to the full extent permitted by applicable law, indemnify any person

             (a) made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein;

             (b) made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein.

     A person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in subsection (a) or (b) above shall be entitled to indemnification as authorized by law.

     Any indemnification by the Corporation pursuant hereto shall be only made in the manner and to the extent authorized by applicable law, and any such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

     Section 6.2. Indemnification Insurance. To the extent permitted by law, the Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

                                ARTICLE VII

                          MISCELLANEOUS PROVISIONS

     Section 7.1. Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words and figures "Corporate Seal - , New York" in the center. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

     Section 7.2. Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year, or such other date as the Board of Directors may designate.

     Section 7.3. Execution of Instruments, Contracts, etc. All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons as the Board of Directors may from time to time designate.

     Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     All applications, written instruments and papers required by any department of the United States Government or by any state, county, municipal or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the powers to substitute, in the discretion of the person named, one or more other persons.

                                ARTICLE VIII

                                 AMENDMENTS

     Section 8.1. By Shareholders. These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any meeting of shareholders.

     Section 8.2. By Directors. These By-Laws may be amended or repealed, or new By-Laws may be adopted, by the Board of Directors.






                                                                    Exhibit 4.1


      VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                  NEW YORK CITY TIME ON ___________, 2001

                       CBNY INVESTMENT SERVICES CORP.
                    SUBSCRIPTION RIGHTS FOR COMMON STOCK

                          Subscription Certificate


Dear Commercial Bank of New York Stockholder:

As the registered owner of this Subscription Certificate, you are the owner of the number of Rights shown on the reverse side of this Certificate. Each Right entitles you to subscribe for one share of common stock, par value $1.00 per share, of CBNY Investment Services Corp. (the "Basic Subscription Right"). You may subscribe for such shares at the Subscription Price of $10.00 per share. If you subscribe for all of the shares available pursuant to your Basic Subscription Rights, you are also entitled to purchase an unlimited number of additional shares at the Subscription Price (subject to proration) (the "Over-Subscription Right"). The other terms and conditions of these Subscription Rights are set forth in the enclosed prospectus.

You have been issued one Right for every 5 shares of common stock that you held in Commercial Bank of New York on ________, 2001. You have not been issued fractional Rights, but instead your number of Rights was rounded down to the nearest whole Right, with such adjustments as may be necessary to ensure that if all Rights are exercised, CBNY Investment Services Corp. will receive gross proceeds of $10,600,000.

                             SAMPLE CALCULATION
------------------------------------------------------------------------------
                          Basic Subscription Right
                       (one right for every 5 shares)
------------------------------------------------------------------------------

No. of shares owned
on the Record Date: ->        102          =         20       Rights
                      ------------------      ----------------
                               5                    (Ignore fraction)
==============================================================================

------------------------------------------------------------------------------

                      THE RIGHTS ARE NOT TRANSFERABLE
You have four choices:

     o You can subscribe for all of the new shares listed on the reverse side of this Certificate (the "Basic Subscription Right").

     o You can subscribe for more than the number of new shares listed on the reverse side of this Certificate (the "Over-Subscription Right"). Shares may be available to you subject to an allocation process as described in the prospectus.

    o You can subscribe for less than the number of new shares listed on the reverse side of this Certificate and allow the rest of your Rights to expire; or

    o If you do not want to purchase any shares, you can disregard this material.


    TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH SHARE OF COMMON STOCK. YOU MUST COMPLETE THE REVERSE SIDE OF THIS CERTIFICATE TO SUBSCRIBE FOR NEW SHARES.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE RECEIPT AND SATISFACTION OF ALL REGULATORY APPROVALS AND OTHER CONDITIONS TO THE MERGER TRANSACTION, OTHER THAN CONSUMMATION OF THE RIGHTS OFFERING, AS DESCRIBED IN THE PROSPECTUS. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICAL THEREAFTER.


ATTEST:                                    CBNY INVESTMENT SERVICES CORP.

By: ______________________________         By:

[Name]                                     [Name]
[Title]                                    [Title]


                                     1


                                                          Account No.
                                                          No. of Rights:
                                                          CUSIP No.:
                                                          Control No:__________
Name & address of Rights holder here
                                       No. of Basic Subscription Rights:_______

              Please print all information clearly and legibly

-----------------------------------------------------------------------------------------------------------
                                     SECTION 1: SUBSCRIPTION
Basic Subscription Right
If you wish to subscribe for your            A.  I apply for ____________ shares x $10.00  =  $____________
full basic subscription                                  (No. of new shares)                     (Amount)
rights or a portion thereof:

Over-Subscription Right
If you have subscribed for your              B.   I apply for ____________ shares x $10.00  =  $___________
full basic subscription rights                             (No. of new shares)                   (Amount)
above and wish to purchase additional
shares pursuant to the over-
subscription right:

   *You can only purchase additional                              Total Amount Enclosed: $_________________
    shares if you have fully exercised
    your basic subscription rights.
------------------------------------------------------------------------------------------------------------

                         SECTION 2: ACKNOWLEDGMENT

I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of common stock for which I have subscribed, the Company may exercise its legal remedies against me.

___________________________________

___________________________________     (_______)_____________________________

Signature of Subscriber(s)              Telephone number (including area code)

------------------------------------------------------------------------------
           SECTION 3: ADDRESS                SECTION 4: SIGNATURE GUARANTEE
       (If different than above)                      (If applicable)
------------------------------------------------------------------------------
Address for delivery of shares if       You must have your signature guaranteed
other than shown above.                 if you wish to have your shares
___________________________________     delivered to an address other than
                                        that shown on the top of this
___________________________________     certificate.

___________________________________

/_/  Check here if permanent address
     change
-------------------------------------------------------------------------------


                             PAYMENT FOR SHARES
                             ------------------
            Full payment for the shares must accompany this form
       and must be made payable in United States dollars by either a bank certified or cashier's check payable to:

Sandler O'Neill Shareholder Services, as subscription agent [_____ escrow agent]


                    DELIVERY OF SUBSCRIPTION CERTIFICATE

                    Sandler O'Neill Shareholder Services
                    c/o Sandler O'Neill & Partners, L.P.
                     2 World Trade Center, 104th Floor
                             New York, NY 10048
                      Telephone Number: (xxx) xxx-xxxx

 Delivery to an address other than the address set forth above will not constitute valid delivery.

         Delivery by facsimile will not constitute valid delivery.


                                     2



                                                                Exhibit 23.2


                       INDEPENDENT AUDITOR'S CONSENT

                  We consent to the use in this Registration Statement on Form S-1 of CBNY Investment Services Corp. of our report dated April 5, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 18, 2001



                                                                 Exhibit 99.1



                         INSTRUCTIONS AS TO USE OF
                       CBNY INVESTMENT SERVICES CORP.
                         SUBSCRIPTION CERTIFICATES

            CONSULT THE SUBSCRIPTION AGENT, YOUR BANK OR BROKER
                            AS TO ANY QUESTIONS

         The following instructions relate to a rights offering (the "Rights Offering") by CBNY Investment Services Corp., a New York corporation (the "Company"), to the holders of record of the common stock ("Recordholders") of Commercial Bank of New York ("CBNY"), as described in the Company's Prospectus dated , 2001 (the "Prospectus"). Recordholders of CBNY common stock at the close of business on , 2001 (the "Record Date") are receiving non-transferable subscription rights (the "Rights") to subscribe for and purchase shares of the Company's common stock, par value $1.00 per share (the "Common Stock" and, collectively, the "Underlying Shares"). A total of 1,060,000 Underlying Shares are being offered by the Prospectus. Each Recordholder will receive one Right for every 5 shares of CBNY common stock owned of record as of the close of business on the Record Date. The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on , 2001, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by Sandler O'Neill Shareholder Services (the "Subscription Agent") after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent. The Rights will be evidenced by non-transferable subscription certificates (the "Subscription Certificates").

         Each Right allows the holder thereof to subscribe (the "Basic Subscription Right") at the cash price of $10 per share (the "Subscription Price") for one share of Common Stock. In addition, Rights holders who exercise their Basic Subscription Rights in full will be eligible to subscribe (the "Over-Subscription Right") at the same cash price of $10 per share for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares"), subject to availability and proration as described below. Shares of Common Stock will be available for purchase pursuant to the Over-Subscription Right only to the extent that any Underlying Shares are not subscribed for by other holders of Rights pursuant to their Basic Subscription Rights. The Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights holders who exercise the Over-Subscription Right, in proportion to the number of shares of CBNY common stock held by each such holder as of the Record Date relative to the other holders of Rights participating in the additional subscription; provided, however, that if such pro rata allocation results in any Rights holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Over-Subscription Right, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising the Over-Subscription Right on the same pro rata basis outlined above. Such proration will be repeated until all Excess Shares have been allocated to the full extent of the Over-Subscription Right. See "The Rights Offering -- Subscription Rights" in the Prospectus.

         No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed will be rounded down to the nearest whole number, with such adjustments as may be necessary to ensure that if all Rights are exercised, the gross proceeds to the Company from the Rights Offering will equal $10,600,000. No fractional shares of Common Stock will be issued pursuant to the exercise of the Rights. Any fractional share to which subscribing holders would otherwise be entitled will be rounded down to the next whole share.

         The number of Rights to which you are entitled is printed on your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate boxes on your Subscription Certificate and returning the Certificate to the Subscription Agent in the envelope provided.

         YOUR SUBSCRIPTION CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION RIGHTS OR THE OVER-SUBSCRIPTION RIGHT, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE.

         1.   Method of Subscription--Exercise of Rights

         To exercise Rights, complete the Subscription Certificate and send the properly completed and executed Subscription Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Rights and the Over-Subscription Right, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by a bank certified or cashier's check payable to Sandler O'Neill Shareholder Services, as Subscription Agent, or (b) by wire transfer of same-day funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at ________________ ABA No. _______________, further credit to _______________, ATTN:
_________________, (the "Subscription Account "). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription Agent only upon (i) receipt by the Subscription Agent of any certified check or cashier's check or (ii) receipt of collected funds in the Subscription Account designated above.

         The Subscription Certificate and payment of the Subscription Price by bank certified check or cashier's check must be delivered to the Subscription Agent by mail, by hand or by overnight courier to the following address:

                    Sandler O'Neill Shareholder Services
                    c/o Sandler O'Neill & Partners, L.P.
                     2 World Trade Center, 104th Floor
                             New York, NY 10048

     Telephone Number for Confirmation and Information: ______________


         Delivery to an address other than the one above does not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

         Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Rights and the Over-Subscription Right on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and to the Company, in connection with the exercise of the Over-Subscription Right, as to the aggregate number of Rights that have been exercised, and the number of Underlying Shares that are being subscribed for pursuant to the Over-Subscription Right, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to Over-Subscription Rights than are available for sale, Excess Shares will be allocated, as described above, among beneficial owners of CBNY common stock exercising the Over-Subscription Right in proportion to their holding of shares of CBNY common stock as of the Record Date relative to the other holders of rights participating in the additional subscription.

         If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised your Basic Subscription Rights to purchase Underlying Shares to the full extent of the payment tendered. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the "Subscription Excess"), then you will be deemed to have exercised the Over-Subscription Right to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the receipt of all regulatory approvals and other conditions to the acquisition of CBNY by North Fork Bancorporation, Inc., other than consummation of the Rights Offering (the "Effective Date of the Merger Transaction") and after all prorations and adjustments contemplated by the terms of the rights offering have been effected.

2.   Issuance of Common Stock.

         The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary in your Subscription Certificate.

         (a) Basic Subscription Right. As soon as practicable after the Effective Date of the Merger Transaction, the Subscription Agent will mail to each Rights holder who validly exercises the Basic Subscription Rights, certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Rights.

         (b) Over-Subscription Right. As soon as practicable after the Effective Date of the Merger Transaction and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Right, certificates representing the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Right. See "The Rights Offering--Subscription Rights--Over-Subscription Right" in the Prospectus.

         (c) Excess Cash Payments. As soon as practicable after the Effective Date of the Merger Transaction and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Right any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Right.

3.   No Transfer of Rights.

         All rights received by you in the Rights Offering are non-transferable and may only be exercised by a subscribing holder for his or her account, provided that such Rights may be transferred by operation of law in the case of the death, dissolution, liquidation, or bankruptcy of the holder, or pursuant to an order of an appropriate court.

4.   Execution.

         (a) Execution by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

         (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

         (c) Signature Guarantees. If you specify special payment or delivery instructions in the Subscription Certificate, your signature must be guaranteed by a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States or by a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

5.   Method of Delivery.

         The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested or via an overnight courier service with delivery confirmation, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

6.   Substitute Form W-9.

         Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number (TIN) on Substitute Form W-9, a copy of which is included as Exhibit A hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address or by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 31% federal income tax backup withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights).



                                                                  EXHIBIT A


                         IMPORTANT TAX INFORMATION

         This tax information is provided in connection with the Prospectus of CBNY Investment Services Corp. (the "Company") dated , 2001 (the "Prospectus"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Prospectus.

         Under the United States federal income tax laws, dividend payments that may be made by the Company on shares of Common Stock issued upon the exercise of Rights may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (TIN) and certifies that the number provided is correct and further certifies that such holder is not subject to backup withholding as a result of a failure to report all interest or dividend income. Each Rights holder that exercises Rights and wants to avoid backup withholding should provide the Subscription Agent, as the Company's agent in respect of exercised Rights (the "requester"), with such holder's correct taxpayer identification number (or with a certification that such holder is awaiting a taxpayer identification number) and with a certification that such holder is not subject to backup withholding by completing Substitute Form W-9 below.

         Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Subscription Agent. Exempt holders, while not required to file Substitute Form W-9, should file Substitute Form W-9 and write "exempt" on the face thereof to avoid possible erroneous backup withholding. Foreign persons not subject to backup withholding should complete and submit to the Subscription Agent a Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner For U.S. Withholding), and/or other applicable Form(s) W-8, instead of the Substitute Form W-9. See the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional instructions.

         If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31% of any such dividend payments made to a holder of Common Stock. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

         To prevent backup withholding on dividend payments that may be made on shares of Common Stock issued upon the exercise of Rights, a Rights holder that exercises Rights is required to notify the Subscription Agent of such holder's correct taxpayer identification number by completing Substitute Form W-9 below and certifying on Substitute Form W-9 that the taxpayer identification number provided is correct (or that such Rights holder is awaiting a taxpayer identification number). In addition, the holder is required to certify on Substitute Form W-9 that it is (i) exempt from backup withholding, or (ii) not subject to backup withholding due to prior under reporting of interest or dividend income, or (iii) the Internal Revenue Service (the "IRS") has notified it that it is no longer subject to backup withholding.

What Number to Give the Subscription Agent

         To avoid backup withholding on dividend payments made by the Company, a Rights holder that exercises Rights is required to give the Subscription Agent the taxpayer identification number of the record owner of the shares of Common Stock issued upon the exercise of the Rights. If such record owner is an individual, the taxpayer identification number is the taxpayer's social security number. For most other entities, the taxpayer identification number is the employer identification number. If the shares of Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional guidelines on what number to report. If the Subscription Agent is provided with an incorrect taxpayer identification number in connection with such payments, the holder may be subject to a $50.00 penalty imposed by the IRS.


-------------------------------------------------------------------------------
           REQUESTER'S NAME: SANDLER O'NEILL SHAREHOLDER SERVICES
            Give Form to the Requester. Do NOT send to the IRS.
-------------------------------------------------------------------------------
 Name (If a joint account or you changed your name, see enclosed Guidelines.)
-------------------------------------------------------------------------------
 Business name, if different from above.
-------------------------------------------------------------------------------
 Check appropriate box:  |_| Individual/Sole Proprietor   |_| Corporation
                         |_| Partnership   |_| Other ______
-------------------------------------------------------------------------------
 Address (number, street, and apt. or suite no.)
-------------------------------------------------------------------------------
 City, state, and ZIP code
-------------------------------------------------------------------------------

                                 Part I--TAXPAYER                             ______________________________
                                 IDENTIFICATION NUMBER (TIN).                      Social Security Number
                                                                                             OR
                                 Enter your TIN on the appropriate line.
SUBSTITUTE                       For most individuals, this is your social    ______________________________
Form W-9                         security number (SSN). For most other        Employer Identification Number
Department of the                entities, it is your employer                _______________________________
Treasury                         identification number (EIN). If you do       Note: If the account is in more
Internal Revenue Service         not have a number, write "Applied For"       than one name, see the chart in
                                 in the space in the right.  See How to       the enclosed Guidelines to
                                 Get a TIN in the enclosed Guidelines.        determine what number to give.
                                 ____________________________________________________________________________


Payer's Request for Taxpayer
Identification Number (TIN)
                                 Part II--For Payees Exempt From Backup Withholding
                                 (See the enclosed Guidelines)

                                 ____________________________________________________________________________
                                 Part III--Certification

                                 Under penalties of perjury, I certify that:

                                 (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

                                 (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue
                                 Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                 Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return.
                                 However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

                                 The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

                                 SIGNATURE __________________________  DATE _________________________________

_____________________________________________________________________________________________________________

NOTE:      FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF
           ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR REQUEST
           FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9
           FOR ADDITIONAL DETAILS.



             GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
              NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

         Name
         If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

         Sole Proprietor--You must enter your individual name as shown on your Social Security card. You may enter your business, trade or "doing business as" name on the business name line.

         Limited Liability Company (LLC)--If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations ss. 301.7701-3, enter the owner's name. Enter the LLC's name on the business name line. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

         Other Entities--Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

         Taxpayer Identification Number (TIN)
         You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester, and the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations ss. 301.7701-3, and are owned by an individual, enter the owner's Social Security number. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner's employer identification number. See the chart below for further clarification of name and TIN combinations.

         Social Security numbers (SSN's) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EIN's) have nine digits separated by only one hyphen: i.e. 00-0000000.

         The table below will help determine the number to give the requester.

-----------------------------------------------------------------  ---------------------------------------------------------
For this type of account:                Give Name                  For this type of account:               Give Name
                                         and SSN of:                                                        and SSN of:
-----------------------------------------------------------------  ---------------------------------------------------------
1. Individual                            The individual             6. A valid trust, estate or pension     Legal entity(4)
                                                                       trust
2. Two or more individuals (joint        The actual owner of
   account)                              the account or, if         7. Corporation                          The corporation
                                         combined funds, the
                                         first individual on the    8. Association, club, religious,        The organization
                                         account(1)                    charitable, educational or other
                                                                       tax-exempt organization
3. Custodian account of a minor          The minor(2)
   (Uniform Gift to Minors Act)                                     9. Partnership                          The partnership

4. a. The usual revocable savings        The grantor-trustee(1)     10. A broker or registered nominee      The broker or nominee
      trust (grantor is also
      trustee)

   b. The so-called trust account        The actual owner(1)        11. Account with the Department of      The public entity
      that is not a legal or valid                                      Agriculture in the name of a
      trust under state law                                             public entity (such as a state
                                                                        or local government, school
5.  Sole proprietorship                  The owner(3)                   district, or prison) that receives
                                                                        agricultural program payments
---------------------------------------------------------------   ---------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2)   Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.


             GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
              NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9
                                   Page 2

How to Get a TIN
     If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

     If you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number, sign and date the form, and give it to the requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the requester before you are subject to backup withholding. Other payments are subject to backup withholding without regard to the 60-day rule, until you provide your taxpayer identification number.

     Note:   Writing  "Applied For"  means that you have already
applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding
   Payees Exempt From Backup Withholding
Individuals (including sole proprietors) are NOT exempt from backup withholding.

For interest and dividends, the following payees are exempt from backup withholding:
  o  A corporation.
  o  A financial institution.
  o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.
  o  The United States or any of its agencies or instrumentalities.
  o A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  o A foreign government or any of its political subdivisions, agencies or instrumentalities.
  o An international organization or any of its agencies or instrumentalities.
  o A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
  o  A real estate investment trust.
  o A common trust fund operated by a bank under section 584(a) of the Code.
  o An entity registered at all times during the tax year under the Investment Company Act of 1940.
  o  A foreign central bank of issue.
  o A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
  o  A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

   Payments Exempt From Backup Withholding
Dividends and patronage dividends that are generally exempt from backup withholding include:
  o Payments to nonresident aliens subject to withholding under section 1441 of the Code.
  o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
  o  Payments of patronage dividends not paid in money.
  o  Payments made by certain foreign organizations.
  o Payments made by an ESOP pursuant to section 404(k) of the Code.

   Interest payments that are generally exempt from backup withholding include:
  o Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.
  o Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  o Payments described in section 6049(b)(5) of the Code to nonresident aliens.
  o  Payments on tax-free covenant bonds under section 1451 of the Code.
  o  Payments made by certain foreign organizations.

   Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.
   If you are exempt from backup withholding, you should still complete and file Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part I, write "Exempt" in Part II, and sign and date the form and return it to the requester.
   If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.
Privacy Act Notice.-Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Failure to Furnish Taxpayer Identification Number.-If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.-If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3) Criminal Penalty for Falsifying Information.-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.



                                                                 Exhibit 99.3


                       CBNY INVESTMENT SERVICES CORP.

                      1,060,000 Shares of Common Stock

                         Offered Pursuant to Rights
                        Distributed to Stockholders
                       of Commercial Bank of New York

                                                            ___________, 2001


Dear Commercial Bank of New York Stockholder:

         This notice is being distributed by CBNY Investment Services Corp. (the "Company") to all holders of record of the common stock ("Recordholders") of Commercial Bank of New York ("CBNY"), at the close of business on , 2001 (the "Record Date"), in connection with a distribution in a rights offering (the "Rights Offering") of non-transferable subscription rights (the "Rights") to subscribe for and purchase shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). The Rights and Common Stock are described in the Company's prospectus dated , 2001 (the "Prospectus").

         In the Rights Offering, the Company is offering an aggregate of 1,060,000 shares of its Common Stock, as described in the Prospectus.

         The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on , 2001, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date").

         In the Rights Offering, each Recordholder will receive one Right for every 5 shares of common stock of CBNY owned of record as of the close of business on the Record Date. No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed will be rounded down to the nearest whole number, with such adjustments as may be necessary to ensure that if all Rights are exercised, the gross proceeds to the Company from the Rights Offering will equal $10,600,000. No fractional shares of Common Stock will be issued pursuant to the exercise of the Rights. Any fractional share to which subscribing holders would otherwise be entitled will be rounded down to the next whole share.

         Each Right allows the holder thereof to subscribe (the "Basic Subscription Right") at the cash price of $10 per share (the "Subscription Price") for one share of Common Stock.

         In addition, Rights holders which exercise their Basic
Subscription Rights also will be eligible to subscribe (the
"Over-Subscription Right") at the same cash price of $10 per share for shares of Common Stock that are offered but not otherwise purchased in the Rights Offering, subject to availability and proration.

         The Rights will be evidenced by subscription certificates (the "Subscription Certificates"). The Rights are not transferable.

         Enclosed are copies of the following documents:

         1.   Prospectus;

         2.   Subscription Certificate;

         3. Instructions as to Use of CBNY Investment Services Corp. Subscription Certificates (including Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9); and

         4. A return envelope addressed to Sandler O'Neill Shareholder Services, the Subscription Agent.

         Your prompt action is requested. To exercise Rights, you should properly complete and sign the Subscription Certificate and forward it, with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to your Basic Subscription Rights and Over-Subscription Right, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Subscription Certificate with payment of the Subscription Price prior to 5:00 p.m., New York City time, on the Expiration Date. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire.

         Additional copies of the enclosed materials may be obtained from the Subscription Agent. The Subscription Agent's telephone number is: .


                                   Very truly yours,



                                   CBNY INVESTMENT SERVICES CORP.




                                                                 Exhibit 99.4

                       CBNY INVESTMENT SERVICES CORP.

                      1,060,000 Shares of Common Stock

                         Offered Pursuant to Rights
                        Distributed to Stockholders
                       of Commercial Bank of New York

To Securities Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

         This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the "Rights Offering") by CBNY Investment Services Corp. (the "Company") of shares of its common stock, par value $1.00 per share (the "Common Stock"), pursuant to non-transferable subscription rights (the "Rights") distributed to all holders of record of the common stock ("Recordholders") of Commercial Bank of New York ("CBNY"), at the close of business on , 2001 (the "Record Date"). The Rights and Common Stock are described in the Company's prospectus dated , 2001 (the "Prospectus").

         In the Rights Offering, the Company is offering an aggregate of 1,060,000 shares of its Common Stock, as described in the Prospectus.

         The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on , 2001, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date").

         Each Right allows the holder thereof to subscribe (the "Basic Subscription Right") at the cash price of $10 per share (the "Subscription Price") for one share of Common Stock.

         In addition, Rights holders which exercise their Basic
Subscription Rights also will be eligible to subscribe (the
"Over-Subscription Right") at the same cash price of $10 per share for shares of Common Stock that are offered but not otherwise purchased in the Rights Offering, subject to availability and proration.

         The Rights are evidenced by a subscription certificate (a "Subscription Certificate") registered in your name or the name of your nominee. Each beneficial owner of shares of CBNY common stock registered in your name or the name of your nominee is entitled to one Right for every 5 shares of common stock of CBNY owned by such beneficial owner as of the close of business on the Record Date. No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed will be rounded down to the nearest whole number, with such adjustments as may be necessary to ensure that if all Rights are exercised, the gross proceeds to the Company from the Rights Offering will equal $10,600,000. No fractional shares of Common Stock will be issued pursuant to the exercise of the Rights. Any fractional share to which subscribing holders would otherwise be entitled will be rounded down to the next whole share. The Rights are not transferable.

         We are asking persons who hold shares of CBNY common stock beneficially and who have received the Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, we are asking beneficial owners who wish to obtain a separate Subscription Certificate to contact the appropriate nominee as soon as possible and request that a separate Subscription Certificate be issued.

         If you exercise the Over-Subscription Right on behalf of beneficial owners of Rights, you will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Right, as to the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Rights, whether the Basic Subscription Rights of each beneficial owner of Rights on whose behalf you are acting have been exercised in full, and the number of shares of Common Stock being subscribed for pursuant to the Over-Subscription Right by each beneficial owner of Rights on whose behalf you are acting.

         Enclosed are copies of the following documents:

                  1.  Prospectus;

                  2. Instructions as to Use of CBNY Investment Services Corp. Subscription Certificates (including Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9);

                  3. A form of letter which may be sent to your clients for whose accounts you hold shares of CBNY common stock registered in your name or the name of your nominee, with an attached form of instruction; and

                  4. A return envelope addressed to Sandler O'Neill Shareholder Services, the Subscription Agent.

         Your prompt action is requested. To exercise Rights, you should deliver the properly completed and signed Subscription Certificate with payment of the Subscription Price in full for each share of Common Stock subscribed for, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Subscription Certificate with payment of the Subscription Price prior to 5:00 p.m., New York City time, on the Expiration Date. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire.

         Additional copies of the enclosed materials may be obtained from the Subscription Agent. The Subscription Agent's telephone number is: .

                                    Very truly yours,



                                    CBNY INVESTMENT SERVICES CORP.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF CBNY INVESTMENT SERVICES CORP., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.



                                                                 Exhibit 99.5

                       CBNY INVESTMENT SERVICES CORP.

                      1,060,000 Shares of Common Stock

                         Offered Pursuant to Rights
                        Distributed to Stockholders
                       of Commercial Bank of New York

To Our Clients:

         Enclosed for your consideration are a prospectus, dated , 2001 (the "Prospectus"), and the "Instructions as to Use of CBNY Investment Services Corp. Subscription Certificates" relating to the offering (the "Rights Offering") by CBNY Investment Services Corp. (the "Company") of shares of its common stock, par value $1.00 per share (the "Common Stock"), pursuant to non-transferable subscription rights (the "Rights") distributed to all holders of record of the common stock ("Recordholders") of Commercial Bank of New York ("CBNY"), at the close of business on , 2001 (the "Record Date"). The Rights and Common Stock are described in the Company's Prospectus.

         In the Rights Offering, the Company is offering an aggregate of 1,060,000 shares of its Common Stock, as described in the Prospectus.

         The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on , 2001, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date").

         As described in the accompanying Prospectus, you will receive one Right for every 5 shares of common stock of CBNY carried by us in your account as of the Record Date. No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed will be rounded down to the nearest whole number, with such adjustments as may be necessary to ensure that if all Rights are exercised, the gross proceeds to the Company will equal $10,600,000. No fractional shares of Common Stock will be issued pursuant to the exercise of the Rights. Any fractional share to which subscribing holders would otherwise be entitled will be rounded down to the next whole share.

         Each Right allows the holder thereof to subscribe (the "Basic Subscription Right") at the cash price of $10 per share (the "Subscription Price") for one share of Common Stock.

         In addition, Rights holders which exercise their Basic Subscription Rights also will be eligible to subscribe (the "Over-Subscription Right") at the same cash price of $10 per share for shares of Common Stock that are offered but not otherwise purchased in the Rights Offering (the "Excess Shares"). If an insufficient number of Excess Shares is available to satisfy fully all over-subscriptions, each Rights holder exercising the Over-Subscription Right will receive a pro rata portion of the Excess Shares available in proportion to the number of shares of CBNY common stock held by each such holder as of the Record Date relative to the other holders of Rights participating in the additional subscription.

         The Rights will be evidenced by subscription certificates (the "Subscription Certificates"). The Rights are not transferable.

         THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF CBNY COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise the Rights.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Basic Subscription Rights or the Over-Subscription Right, such exercise may not be revoked.

         If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the election form on the reverse side of this letter.

         ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO SANDLER O'NEILL SHAREHOLDER SERVICES, THE SUBSCRIPTION AGENT, AT THE FOLLOWING TELEPHONE NUMBER: _____________________.




                       BENEFICIAL OWNER ELECTION FORM

                                INSTRUCTIONS


         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of CBNY Investment Services Corp. (the "Company").

         This will instruct you whether to exercise shares of the Company's Common Stock distributed with respect to the common stock of Commercial Bank of New York ("CBNY") held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Company's prospectus dated __________, 2001 and the related "Instructions as to Use of CBNY Investment Services Corp. Subscription Certificates."

         Box 1. /_/ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

         Box 2. /_/ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.



                                   Number of           Subscription
                                     Rights                Price                Payment
                                 --------------      -----------------       --------------
Basic Subscription Right:                        x          $10         =    $               (Line 1)
                                 --------------                              --------------

Over-Subscription Right:                         x          $10         =    $               (Line 2)
                                 ---------------                             --------------

                                 Total Payment Required                 =    $                  (Sum of Lines 1
                                                                             ----------------   and 2; must equal
                                                                                                total of amounts in
                                                                                                Box 3.)

         Box 3. /_/ Payment in the following amount is enclosed $__________.

         Box 4. /_/ Please deduct payment from the following account maintained by you as follows:

                    _____________________    ________________________________
                    Type of Account                 Account No.

                    Amount to be deducted:   $_______________________________


                                             ________________________________

                                             ________________________________
                                                   Signature(s)

                                             Please type or print name(s) below:


                                             ________________________________

                                             ________________________________
Date: _________________________, 2001




                                                                 Exhibit 99.6

                       CBNY INVESTMENT SERVICES CORP.

                        NOMINEE HOLDER CERTIFICATION

         The undersigned, a bank, broker, trustee, depositary or other nominee of rights ("Rights") to purchase shares of common stock ("Common Stock") of CBNY Investment Services Corp. (the "Company") pursuant to the rights offering described and provided for in the Company's prospectus dated, , 2001, (the "Prospectus"), hereby certifies to the Company and to Sandler O'Neill Shareholder Services, as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners of the common stock of Commercial Bank of New York ("CBNY") (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Rights (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over- Subscription Right (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Rights and the corresponding Over-Subscription Right (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Rights have been exercised in full:


     Number of Shares of
     common stock of CBNY            Rights Exercised Pursuant to      Number of Shares Subscribed
        Owned on the                      Basic Subscription                 For Pursuant to
         Record Date                          Rights                   Over-Subscription Right
______________________________     ____________________________     _____________________________

1.  __________________________     ____________________________     _____________________________

2.  __________________________     ____________________________     _____________________________

3.  __________________________     ____________________________     _____________________________

4.  __________________________     ____________________________     _____________________________

5.  __________________________     ____________________________     _____________________________

6.  __________________________     ____________________________     _____________________________

7.  __________________________     ____________________________     _____________________________

8.  __________________________     ____________________________     _____________________________

9.  __________________________     ____________________________     _____________________________



[PARTICIPANT]

By: ____________________________________
    Name:
    Title:





                                                                  Exhibit 99.7

                         IMPORTANT TAX INFORMATION

         This tax information is provided in connection with the Prospectus of CBNY Investment Services Corp. (the "Company") dated , 2001 (the "Prospectus"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Prospectus.

         Under the United States federal income tax laws, dividend payments that may be made by the Company on shares of Common Stock issued upon the exercise of Rights may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (TIN) and certifies that the number provided is correct and further certifies that such holder is not subject to backup withholding as a result of a failure to report all interest or dividend income. Each Rights holder that exercises Rights and wants to avoid backup withholding should provide the Subscription Agent, as the Company's agent in respect of exercised Rights (the "requester"), with such holder's correct taxpayer identification number (or with a certification that such holder is awaiting a taxpayer identification number) and with a certification that such holder is not subject to backup withholding by completing Substitute Form W-9 below.

         Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Subscription Agent. Exempt holders, while not required to file Substitute Form W-9, should file Substitute Form W-9 and write "exempt" on the face thereof to avoid possible erroneous backup withholding. Foreign persons not subject to backup withholding should complete and submit to the Subscription Agent a Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner For U.S. Withholding), and/or other applicable Form(s) W-8, instead of the Substitute Form W-9. See the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional instructions.

         If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31% of any such dividend payments made to a holder of Common Stock. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

         To prevent backup withholding on dividend payments that may be made on shares of Common Stock issued upon the exercise of Rights, a Rights holder that exercises Rights is required to notify the Subscription Agent of such holder's correct taxpayer identification number by completing Substitute Form W-9 below and certifying on Substitute Form W-9 that the taxpayer identification number provided is correct (or that such Rights holder is awaiting a taxpayer identification number). In addition, the holder is required to certify on Substitute Form W-9 that it is (i) exempt from backup withholding, or (ii) not subject to backup withholding due to prior under reporting of interest or dividend income, or (iii) the Internal Revenue Service (the "IRS") has notified it that it is no longer subject to backup withholding.

What Number to Give the Subscription Agent

         To avoid backup withholding on dividend payments made by the Company, a Rights holder that exercises Rights is required to give the Subscription Agent the taxpayer identification number of the record owner of the shares of Common Stock issued upon the exercise of the Rights. If such record owner is an individual, the taxpayer identification number is the taxpayer's social security number. For most other entities, the taxpayer identification number is the employer identification number. If the shares of Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional guidelines on what number to report. If the Subscription Agent is provided with an incorrect taxpayer identification number in connection with such payments, the holder may be subject to a $50.00 penalty imposed by the IRS.



-------------------------------------------------------------------------------
           REQUESTER'S NAME: SANDLER O'NEILL SHAREHOLDER SERVICES
            Give Form to the Requester. Do NOT send to the IRS.
-------------------------------------------------------------------------------
 Name (If a joint account or you changed your name, see enclosed Guidelines.)
-------------------------------------------------------------------------------
 Business name, if different from above.
-------------------------------------------------------------------------------
 Check appropriate box:  |_| Individual/Sole Proprietor   |_| Corporation
                         |_| Partnership   |_| Other ______
-------------------------------------------------------------------------------
 Address (number, street, and apt. or suite no.)
-------------------------------------------------------------------------------
 City, state, and ZIP code
-------------------------------------------------------------------------------

                                 Part I--TAXPAYER                             ______________________________
                                 IDENTIFICATION NUMBER (TIN).                      Social Security Number
                                                                                             OR
                                 Enter your TIN on the appropriate line.
SUBSTITUTE                       For most individuals, this is your social    ______________________________
Form W-9                         security number (SSN). For most other        Employer Identification Number
Department of the                entities, it is your employer                _______________________________
Treasury                         identification number (EIN). If you do       Note: If the account is in more
Internal Revenue Service         not have a number, write "Applied For"       than one name, see the chart in
                                 in the space in the right.  See How to       the enclosed Guidelines to
                                 Get a TIN in the enclosed Guidelines.        determine what number to give.
                                 ____________________________________________________________________________


Payer's Request for Taxpayer
Identification Number (TIN)
                                 Part II--For Payees Exempt From Backup Withholding
                                 (See the enclosed Guidelines)

                                 ____________________________________________________________________________
                                 Part III--Certification

                                 Under penalties of perjury, I certify that:

                                 (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

                                 (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue
                                 Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                 Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return.
                                 However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

                                 The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

                                 SIGNATURE __________________________  DATE _________________________________

_____________________________________________________________________________________________________________

NOTE:      FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF
           ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR REQUEST
           FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9
           FOR ADDITIONAL DETAILS.



             GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
              NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

         Name
         If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

         Sole Proprietor--You must enter your individual name as shown on your Social Security card. You may enter your business, trade or "doing business as" name on the business name line.

         Limited Liability Company (LLC)--If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations ss. 301.7701-3, enter the owner's name. Enter the LLC's name on the business name line. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

         Other Entities--Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

         Taxpayer Identification Number (TIN)
         You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester, and the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations ss. 301.7701-3, and are owned by an individual, enter the owner's Social Security number. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner's employer identification number. See the chart below for further clarification of name and TIN combinations.

         Social Security numbers (SSN's) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EIN's) have nine digits separated by only one hyphen: i.e. 00-0000000.

         The table below will help determine the number to give the requester.


-----------------------------------------------------------------  ---------------------------------------------------------
For this type of account:                Give Name                  For this type of account:               Give Name
                                         and SSN of:                                                        and SSN of:
-----------------------------------------------------------------  ---------------------------------------------------------
1. Individual                            The individual             6. A valid trust, estate or pension     Legal entity(4)
                                                                       trust
2. Two or more individuals (joint        The actual owner of
   account)                              the account or, if         7. Corporation                          The corporation
                                         combined funds, the
                                         first individual on the    8. Association, club, religious,        The organization
                                         account(1)                    charitable, educational or other
                                                                       tax-exempt organization
3. Custodian account of a minor          The minor(2)
   (Uniform Gift to Minors Act)                                     9. Partnership                          The partnership

4. a. The usual revocable savings        The grantor-trustee(1)     10. A broker or registered nominee      The broker or nominee
      trust (grantor is also
      trustee)

   b. The so-called trust account        The actual owner(1)        11. Account with the Department of      The public entity
      that is not a legal or valid                                      Agriculture in the name of a
      trust under state law                                             public entity (such as a state
                                                                        or local government, school
5.  Sole proprietorship                  The owner(3)                   district, or prison) that receives
                                                                        agricultural program payments
---------------------------------------------------------------   ---------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2)   Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.



             GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
              NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9
                                   Page 2

How to Get a TIN
     If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

     If you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number, sign and date the form, and give it to the requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the requester before you are subject to backup withholding. Other payments are subject to backup withholding without regard to the 60-day rule, until you provide your taxpayer identification number.

     Note:   Writing  "Applied For"  means that you have already
applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding
   Payees Exempt From Backup Withholding
Individuals (including sole proprietors) are NOT exempt from backup withholding.

For interest and dividends, the following payees are exempt from backup withholding:
  o  A corporation.
  o  A financial institution.
  o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.
  o  The United States or any of its agencies or instrumentalities.
  o A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  o A foreign government or any of its political subdivisions, agencies or instrumentalities.
  o An international organization or any of its agencies or instrumentalities.
  o A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
  o  A real estate investment trust.
  o A common trust fund operated by a bank under section 584(a) of the Code.
  o An entity registered at all times during the tax year under the Investment Company Act of 1940.
  o  A foreign central bank of issue.
  o A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
  o  A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

   Payments Exempt From Backup Withholding
Dividends and patronage dividends that are generally exempt from backup withholding include:
  o Payments to nonresident aliens subject to withholding under section 1441 of the Code.
  o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
  o  Payments of patronage dividends not paid in money.
  o  Payments made by certain foreign organizations.
  o Payments made by an ESOP pursuant to section 404(k) of the Code.

   Interest payments that are generally exempt from backup withholding include:
  o Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.
  o Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  o Payments described in section 6049(b)(5) of the Code to nonresident aliens.
  o  Payments on tax-free covenant bonds under section 1451 of the Code.
  o  Payments made by certain foreign organizations.

   Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.
   If you are exempt from backup withholding, you should still complete and file Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part I, write "Exempt" in Part II, and sign and date the form and return it to the requester.
   If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.
Privacy Act Notice.-Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Failure to Furnish Taxpayer Identification Number.-If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.-If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3) Criminal Penalty for Falsifying Information.-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.




                                                                Exhibit 99.8


                       BENEFICIAL OWNER ELECTION FORM

                                INSTRUCTIONS


         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of CBNY Investment Services Corp. (the "Company").

         This will instruct you whether to exercise Rights to purchase shares of the Company's Common Stock distributed with respect to the common stock of Commercial Bank of New York ("CBNY") held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Company's prospectus dated __________, 2001 and the related "Instructions as to Use of CBNY Investment Services Corp. Subscription Certificates."

         Box 1. /_/ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

         Box 2. /_/ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.


                                   Number of            Subscription
                                    Rights                 Price                 Payment
                                ---------------      ------------------      ---------------
Basic Subscription Right:                        x         $10           =    $                  (Line 1)
                                ---------------                              ----------------
Over-Subscription Right:                         x         $10           =    $                  (Line 2)
                                ---------------                              ----------------
                                         Total Payment Required          =    $                  (Sum of Lines 1 and
                                                                             ----------------    2; must equal total
                                                                                                 of amounts in Box
                                                                                                 3.)


         Box 3.  /_/  Payment in the following amount is enclosed $__________.

         Box 4. /_/   Please deduct payment from the following account
                      maintained by you as follows:

                      ________________________          _______________________
                           Type of Account                    Account No.


                      Amount to be deducted:            $______________________



                                                ________________________________

                                                ________________________________
                                                            Signature(s)

                                                Please type or print name(s)
                                                below:

                                                ________________________________

                                                ________________________________

Date: __________________________, 2001